QuickLinks -- Click here to rapidly navigate through this document

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

7.00% Series D Cumulative Convertible Preferred Stock, $0.01 par value per share	10,000,000		$25.00	$250,000,000	$9,825.00	(1)

Common Stock, $0.01 par value per share	2,849,000	(2)(3)(4)	—	—	—

(1)
The filing fee of $9,825.00 is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended, and reflects the potential additional issuance of shares of 7.00% series D cumulative convertible preferred stock, $0.01 par value per share (the "series D preferred stock") pursuant to an over-allotment option.

(2)
Represents the maximum number of shares of common stock that could be issuable upon conversion of the series D preferred stock, at the maximum rate of 0.2849 shares of common stock per $25.00 liquidation preference. Pursuant to Rule 416 of the Securities Act, Registration Statement No. 333-133496 also covers such additional shares of common stock that may be issued from time to time upon conversion of the series D preferred stock as a result of the anti-dilution provisions of the series D preferred stock.

(3)
Each share of our common stock includes an associated right to purchase preferred stock (each, a "right"). Prior to the occurrence of specified events, the rights will not be exercisable or evidenced separately from the common stock. See the section in our base prospectus entitled "Provisions of Maryland Law and of Our Charter and Bylaws."

(4)
Pursuant to Rule 457(i) under the Securities Act, there is no filing fee payable with respect to the shares of common stock issuable upon conversion of the series D preferred stock because no additional consideration will be received in connection with the exercise of the conversion right.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-133496

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 24, 2006)

8,800,000 Shares

Alexandria Real Estate Equities, Inc.

7.00% Series D Cumulative Convertible Preferred Stock
(Liquidation Preference $25.00 per share)

         We are offering 8,800,000 shares of our 7.00% series D cumulative convertible preferred stock, par value $0.01 per share, to which we refer in this prospectus supplement as our series D preferred stock. We have granted the underwriters an option to purchase up to an additional 1,200,000 shares of our series D preferred stock to cover over-allotments, if any. We will pay cumulative dividends on our series D preferred stock from the date of original issue at a rate of 7.00% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $1.75 per share). Dividends on our series D preferred stock will be payable quarterly in arrears, beginning on July 15, 2008. Our series D preferred stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. Our series D preferred stock will rank on parity with our outstanding preferred stock and senior to our common stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up. We are not allowed to redeem our series D preferred stock, except to preserve our status as a real estate investment trust, or REIT. Holders of shares of our series D preferred stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

         Holders of shares of our series D preferred stock may convert such shares into shares of our common stock subject to certain conditions. The conversion rate will initially be 0.2477 shares of our common stock per $25.00 liquidation preference, which is equivalent to an initial conversion price of approximately $100.93 per share of our common stock. The conversion rate will be subject to adjustment upon the occurrence of specified events. On or after April 20, 2013 we may, at our option, be able to cause some or all of the series D preferred stock to be automatically converted based on the market price of our common stock and subject to the conditions described in this prospectus supplement.

         If you elect to convert your shares of our series D preferred stock in connection with a fundamental change that occurs on or prior to April 15, 2018, we will increase the conversion rate for the series D preferred stock surrendered for conversion to the extent disclosed in this prospectus supplement. In addition, on or prior to April 15, 2018, upon a fundamental change when the actual applicable price of our common stock is less than $270.00 per share, you may require us to convert some or all of your shares of our series D preferred stock at a conversion rate equal to the liquidation preference of the series D preferred stock being converted plus accrued and unpaid dividends to, but not including, such fundamental change conversion date, divided by 98% of the market price of our common stock. We will have the right to repurchase for cash some or all of the series D preferred stock that we would otherwise be required to convert, as described in the preceding sentence, at a price equal to 100% of the liquidation preference of the series D preferred stock, plus an amount equal to accrued and unpaid dividends to, but not including, such fundamental change conversion date.

         We are organized and conduct our operations to qualify as a REIT for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 9.8% on our capital stock.

         No market currently exists for our series D preferred stock. Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol "ARE." We do not intend to list our series D preferred stock on any national securities exchange.

         See "Risk Factors" beginning on page S-10 of this prospectus supplement for certain risk factors relevant to an investment in our series D preferred stock and the shares of common stock issuable upon conversion of our series D preferred stock.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to Issuer(1)

Per Share	$25.00	$0.75	$24.25

Total	$220,000,000	$6,600,000	$213,400,000

(1)
Plus accrued dividends, if any, from the original date of issue.

         Shares of our series D preferred stock will be ready for delivery in book-entry form through The Depositary Trust Company on or about March 26, 2008.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

JP Morgan	Citi	Merrill Lynch & Co.

The date of this prospectus supplement is March 19, 2008.

Page
Prospectus Supplement
Forward-Looking Statements	ii
Summary	S-1
Risk Factors	S-10
Alexandria Real Estate Equities, Inc.	S-14
Properties	S-20
Use Of Proceeds	S-25
Capitalization	S-26
Selected Financial Data	S-27
Ratios of Earnings to Combined Fixed Charges	S-29
Description of Series D Preferred Stock	S-30
Underwriting	S-53
Federal Income Tax Considerations	S-58
Legal Matters	S-65
Experts	S-65
Prospectus
About this Prospectus	i
Where You Can Find More Information	1
Alexandria Real Estate Equities, Inc.	3
Securities That We May Offer	4
Use of Proceeds	4
Description of Stock	5
Description of Warrants	11
Description of Debt Securities	12
Description of Global Securities	18
Provisions of Maryland Law and of Our Charter and Bylaws	20
Federal Income Tax Considerations	25
Legal Matters	37
Experts	37
Forward-Looking Statements	37

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify the forward-looking statements by their use of forward-looking words, such as "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates," or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, our lack of industry diversification, our dependence on tenants in the life science industry, our rapid growth, our lack of geographic diversification and other considerations related to real estate financing, acquisition, redevelopment and development. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under "Risk Factors" contained in the accompanying prospectus and the other information contained in our publicly available filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

ii

SUMMARY

        The following summary may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus carefully before deciding whether to invest in our series D preferred stock. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, the "company," "we," "us" and "our" refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries. Unless otherwise indicated, the information in this prospectus supplement is as of December 31, 2007 and assumes that the underwriters do not exercise the overallotment option described in "Underwriting."

Alexandria Real Estate Equities, Inc.

Overview

        We are a publicly-traded real estate investment trust, or REIT, focused principally on the ownership, operation, management, selective development, redevelopment and acquisition of life science properties. Our properties are designed and improved for lease primarily to institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, life science product, service, and translational medicine entities, as well as related governmental agencies. Our properties leased to tenants in the life science industry typically consist of buildings containing scientific research and development laboratories and other improvements that are generic to tenants operating in the life science industry.

        As of December 31, 2007:

  •
  we had 166 properties (162 properties located in ten states in the United States and four properties located in Canada), containing approximately 12.1 million rentable square feet of office/laboratory space;

  •
  our properties were located in leading life science markets, including: the San Diego, Los Angeles Metro and San Francisco Bay areas of California; Seattle, Washington; Suburban Washington, D.C.; Eastern Massachusetts; New Jersey/Suburban Philadelphia; the Southeast; New York City and in Canada;

  •
  our properties, excluding spaces at properties totaling approximately 775,000 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment, were approximately 93.8% leased at an average annualized base rent per leased square foot of $30.39, with a portion of the vacant space at our properties being office or warehouse space;

  •
  we had six parcels of land under development for approximately 1.6 million rentable square feet of office/laboratory space. In addition, our asset base contains strategically located ground-up development opportunities for approximately 8.7 million developable square feet of office/laboratory space and imbedded opportunities for a future permanent change of use to office/laboratory space through redevelopment aggregating approximately 1.8 million rentable square feet;

  •
  we had 391 leases with 323 tenants, with our largest single tenant, Novartis AG, accounting for 6.9% of our annualized base rent; and

  •
  approximately 88% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses (including increases thereto) in addition to base rent, and, in addition to our triple net leases, approximately 9% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses. Additionally, approximately 91% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures and approximately 94% of our leases (on a rentable square footage basis) contained effective annual rent escalations that are either fixed or indexed based on the consumer price index or another index.

Business Strategy

        We seek to maximize growth in funds from operations ("FFO") and cash available for distribution to stockholders through the ownership, operation, management, selective development, redevelopment and acquisition of life science properties, as well as management of our balance sheet. In particular, we seek to increase FFO and cash available for distribution by:

  •
  selectively developing properties in our target life science cluster markets;

  •
  redeveloping existing office, warehouse or shell space or newly acquired properties into generic laboratory space that can be leased at higher rental rates in our target life science cluster markets;

  •
  acquiring high quality life science properties in our target life science cluster markets at prices that enable us to realize attractive returns;

  •
  retenanting and re-leasing space at higher rental rates while minimizing tenant improvement costs;

  •
  realizing contractual rental rate escalations, which are currently provided for in approximately 94% of our leases (on a rentable square footage basis);

  •
  implementing effective cost control measures, including negotiating pass-through provisions in tenant leases for operating expenses and certain capital expenditures; and

  •
  maintaining a strong and flexible balance sheet.

THE OFFERING

        Some of the most important offering terms are summarized below solely for your convenience. This summary is not a complete description of the series D preferred stock or the offering. You should read the full text and more specific details contained elsewhere in, or incorporated by reference into, this prospectus supplement. For a more complete description of the terms of our series D preferred stock, see "Description of Series D Preferred Stock" in this prospectus supplement.

Issuer	Alexandria Real Estate Equities, Inc.
Securities Offered	8,800,000 shares of our 7.00% series D cumulative convertible preferred stock (plus up to an additional 1,200,000 shares if the underwriters' over-allotment option is exercised in full).
Ranking	The series D preferred stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:
• senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to our series D preferred stock;
•
on parity with any class or series of our capital stock expressly designated as ranking on parity with our series D preferred stock, including our 8.375% series C cumulative redeemable preferred stock (or series C preferred stock); and
• junior to any other class or series of our capital stock expressly designated as ranking senior to our series D preferred stock.

The term "capital stock" does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to our series D preferred stock. Our series D preferred stock will also rank junior in right of payment to our other existing and future debt obligations.

Dividends
Dividends on the series D preferred stock are cumulative from the date the stock is originally issued. Dividends will be payable quarterly in arrears on the fifteenth day of January, April, July and October of each year or, if any such day is not a business day, then on the next succeeding business day, or, if such succeeding day is in the next succeeding year, the immediately preceding business day, at the fixed rate of $1.75 per share each year, which is equivalent to 7.00% of the $25.00 liquidation preference. The first dividend will be payable on July 15, 2008. Dividends on the series D preferred stock will continue to accumulate even if any of our agreements prohibits the current payment of dividends, we do not have earnings or funds legally available to pay such dividends or we do not declare the payment of dividends. See "Series D Preferred Stock—Dividends" in this prospectus supplement.
Liquidation Preference
If we liquidate, dissolve or wind up, holders of shares of our series D preferred stock will have the right to receive $25.00 per share of our series D preferred stock, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to our series D preferred stock as to liquidation rights. We may only issue equity securities ranking senior to our series D preferred stock with respect to dividend rights and rights upon our liquidation, dissolution and winding up if we obtain the affirmative vote of the holders of at least two-thirds of the outstanding series D preferred stock together with each other class or series of preferred stock ranking on parity with our series D preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. The rights of holders of shares of our series D preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking on parity with our series D preferred stock as to liquidation, including our series C preferred stock, and junior to the rights of any class or series of our capital stock expressly designated as ranking senior to our series D preferred stock.

Redemption
We may not redeem our series D preferred stock except in limited circumstances to preserve our status as a REIT, as described in "Description of Series D Preferred Stock—Redemption" in this prospectus supplement. However, on and after April 20, 2013, we may have the right to require holders of shares of our series D preferred stock to convert their shares of series D preferred stock into shares of our common stock based on the market price of our common stock and, in limited circumstances, we may elect to repurchase shares of series D preferred stock subject to conversion in connection with a fundamental change. See "Description of Series D Preferred Stock—Company Conversion Option" and "—Special Conversion Right of Series D Preferred Stock upon a Fundamental Change; Company Repurchase Right" in this prospectus supplement.
Limited Voting Rights
Holders of shares of our series D preferred stock will generally have no voting rights. However, if we are in arrears on dividends on our series D preferred stock for six or more quarterly periods, whether or not consecutive, holders of shares of our series D preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred, including our series C preferred stock, and are exercisable) will be entitled to vote at a special meeting called by at least 20% of such holders or at our next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on our board of directors until all unpaid dividends with respect to our series D preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, we may not make certain material and adverse changes to the terms of our series D preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of our series D preferred stock together with the holders of all other shares of any class or series of preferred stock ranking on parity with our series D preferred stock with respect to the payment of dividends and distribution of assets upon our liquidation that are entitled to similar voting rights, including our series C preferred stock (voting together as a single class).

Restrictions on Ownership and Transfer
For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, the transfer of our capital stock, which includes our series D preferred stock, is restricted and not more than 50% in value of our outstanding capital stock may be owned, directly or constructively, by five or fewer individuals, as defined in the Code, during the last half of any taxable year. In order to assist us in meeting these requirements, no person or entity may own, or be deemed to own by virtue of the constructive ownership rules of the Code, subject to limited exceptions, more than 9.8% of the value of our outstanding capital stock.

For purposes of the ownership limit, ownership of our series D preferred stock will also be deemed to be the ownership of our common stock issuable upon conversion of our series D preferred stock. Notwithstanding any other provision of our series D preferred stock, no holder of shares of our series D preferred stock will be entitled to convert such series D preferred stock for shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the ownership limit on our common stock contained in our charter.
Maturity
Our series D preferred stock has no maturity date, and we are not required to redeem our series D preferred stock at any time. Accordingly, our series D preferred stock will remain outstanding indefinitely unless you or we decide to convert it or it is repurchased under certain circumstances.
Conversion Rights
Holders of shares of series D preferred stock may convert some or all of their outstanding shares of series D preferred stock initially at a conversion rate of shares of common stock per $25.00 liquidation preference, which is equivalent to an initial conversion price of approximately $100.93 per share of common stock (subject to adjustment in certain events). Except as otherwise provided, shares of our series D preferred stock will be convertible only into shares of our common stock. See "Description of Series D Preferred Stock—Conversion Rights" in this prospectus supplement.

Company Conversion Option
On or after April 20, 2013, we may, at our option, convert some or all of our series D preferred stock into that number of shares of common stock that are issuable at the then-applicable conversion rate. We may exercise this conversion option only if (1) the closing sale price per share of our common stock equals or exceeds 150% of the then-applicable conversion price of our series D preferred stock for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our conversion option; and (2) on or prior to the effective date of our conversion option, we have either declared and paid, or declared and set apart for payment, any unpaid dividends that are in arrears on our series D preferred stock. See "Description of Series D Preferred Stock—Company Conversion Option" in this prospectus supplement.
Payment of Dividends Upon Conversion
If holders of shares of our series D preferred stock exercise their conversion rights, upon delivery of the shares of series D preferred stock for conversion, those shares of series D preferred stock will cease to cumulate dividends as of the end of the conversion date and holders of shares of our series D preferred stock will not receive any cash payment representing accrued and unpaid dividends on such shares, except in those limited circumstances discussed below. Except as provided below, we will make no payment for accrued and unpaid dividends, whether or not in arrears, on shares of our series D preferred stock converted at the election of holders of such shares. As described under "Description of Series D Preferred Stock—Company Conversion Option," if we convert shares of our series D preferred stock pursuant to our conversion option, on or prior to the effective date of our conversion option, we must first declare and pay, or declare and set apart for payment, all unpaid dividends that are in arrears on our series D preferred stock. See "Description of Series D Preferred Stock—Payments of Dividends Upon Conversion" in this prospectus supplement.
Conversion Rate Adjustments
The conversion rate is subject to adjustment upon the occurrence of certain events, including if we distribute to holders of outstanding shares of our common stock quarterly cash dividends (subject to adjustment) in excess of $ per share of our common stock. See "Description of Series D Preferred Stock—Conversion Rate Adjustments" in this prospectus supplement.

Adjustment to Conversion Rate Upon Certain Fundamental Changes
If holders of shares of our series D preferred stock elect to convert their shares of our series D preferred stock in connection with a fundamental change that occurs on or prior to April 15, 2018, we will increase the conversion rate for shares of our series D preferred stock surrendered for conversion by a number of additional shares determined based on the stock price at the time of such fundamental change and the effective date of such fundamental change. See "Description of Series D Preferred Stock—Adjustment to Conversion Rate Upon Certain Fundamental Changes" in this prospectus supplement.
Rights Upon a Fundamental Change
On or prior to April 15, 2018, in the event of a fundamental change when the applicable price of our common stock described in "Description of Series D Preferred Stock—Adjustment to Conversion Rate upon Certain Fundamental Changes" is less than $270.00 per share, then you will have a special right to convert some or all of your series D preferred stock on the fundamental change conversion date (as defined below) into a number shares of our common stock per $25.00 liquidation preference equal to such liquidation preference, plus an amount equal to accrued and unpaid dividends to, but not including, the fundamental change conversion date, divided by 98% of the market price (as defined below) of our common stock. In the event that you exercise that special conversion right, we have the right to repurchase for cash all or any part of your series D preferred stock as to which the conversion right was exercised at a repurchase price equal to 100% of the liquidation preference of the series D preferred stock to be repurchased plus an amount equal to accrued and unpaid dividends to, but not including, the fundamental change conversion date. If we elect to exercise our repurchase right, you will not have the special conversion right described in this paragraph. See "Description of Series D Preferred Stock—Special Conversion Right of Series D Preferred Stock upon a Fundamental Change; Company Repurchase Right" in this prospectus supplement.
Transfer Agent	The transfer agent and registrar for our common stock and our preferred stock is American Stock Transfer & Trust Company.
Form and Book-Entry System
Our series D preferred stock will only be issued and maintained in book-entry form registered in the name of Cede & Co., the nominee of The Depository Trust Company, except under limited circumstances.

Listing
We do not intend to list our series D preferred stock on any national securities exchange. The underwriters have advised us that they intend to make a market in our series D preferred stock. However, the underwriters will have no obligation to do so, and we cannot assure you that a market for our series D preferred stock will develop or be maintained. Our common stock is listed on the New York Stock Exchange under the symbol "ARE."
Settlement Date	Delivery of our series D preferred stock will be made against payment therefor on or about March 26, 2008.
Use of proceeds
We expect to receive approximately $212.9 million in net proceeds from this offering, after deducting payment of our expenses related to this offering and underwriting discounts and commissions, assuming the initial purchasers do not exercise the over-allotment option.

We intend to use the net proceeds from this offering to reduce the outstanding balance on our unsecured line of credit. We may then borrow from time to time under our unsecured line of credit to provide funds for general working capital and other corporate purposes, including the redevelopment or development of existing or new properties and acquisition of additional life science properties. As of December 31, 2007, we had an aggregate of approximately $1.12 billion of borrowings outstanding on our unsecured line of credit and unsecured term loan at a weighted average interest rate of 6.05%.
Certain federal tax considerations
For a discussion of certain U.S. federal tax considerations relating to the purchase, ownership and disposition of the series D preferred stock and shares of common stock into which the shares are convertible, see "Federal Income Tax Considerations" in this prospectus supplement.
Risk Factors
In analyzing an investment in the series D preferred stock we are offering pursuant to this prospectus supplement, you should carefully consider, along with other matters included or incorporated by reference in this prospectus supplement, the information set forth under "Risk Factors" beginning on page S-10.

RISK FACTORS

        An investment in shares of our series D preferred stock involves risks. You should carefully consider the risks referred to in the section of our base prospectus entitled "Forward Looking Statements," as well as the risks identified in this prospectus supplement and in our most recently filed Annual Report on Form 10-K, which are incorporated herein by reference.

Risks Related to this Offering

Our series D preferred stock is a new issuance and does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares; our series D preferred stock has no stated maturity date.

        The shares of series D preferred stock are a new issue of securities with no established trading market. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We do not intend to list the series D preferred stock on any national securities exchange. We cannot assure you that an active trading market in the series D preferred stock will develop or, even if it develops, we cannot assure you that it will last. In either case the trading price of the series D preferred stock could be adversely affected and your ability to transfer your shares of series D preferred stock will be limited.

        We have been advised by the underwriters that they intend to make a market in the shares of our series D preferred stock, but they are not obligated to do so and may discontinue market-making at any time without notice. Our series D preferred stock has not been rated by any nationally recognized statistical rating organization, and will be subordinated to all of our existing and future debt.

The trading price for our series D preferred stock will be directly affected by the trading price for our common stock, which is impossible to predict.

        The trading price for our common stock, and consequently the trading price for our series D preferred stock may depend on many factors, including:

  •
  the market for similar securities;

  •
  additional issuances by us of common stock;

  •
  additional issuances by us of other series or classes of preferred shares;

  •
  general economic conditions; and

  •
  our financial condition, performance and prospects. Each of these factors, among others, may cause the trading price of our series D preferred stock to fall below the offering price, which could have a material adverse effect on your investment in our series D preferred stock. In addition, the stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies.

        The price of our common stock could be affected by possible sales of our common stock by investors who view our series D preferred stock as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage trading activity could, in turn, affect the trading price of our series D preferred stock.

Market interest rates may affect the value of our series D preferred stock.

        One of the factors that will influence the price of our series D preferred stock will be the dividend yield on our series D preferred stock relative to market interest rates. An increase in market interest rates could cause the market price of our series D preferred stock to go down. The trading price of the shares of our series D preferred stock will also depend on many other factors, which may change from time to time, including:

  •
  the market for similar securities;

  •
  the attractiveness of REIT securities in comparison to the securities of other companies, taking into account, among other things, the higher tax rates imposed on dividends paid by REITs;

  •
  government action or regulation;

  •
  general economic conditions or conditions in the financial or real estate markets; and

  •
  our financial condition, performance and prospects.

Shares of our series D preferred stock have not been rated and are subordinated to existing and future debt; there are no restrictions on issuance of parity preferred securities.

        Shares of our series D preferred stock have not been rated by any nationally recognized statistical rating organization. Furthermore, payment of accrued dividends on our series D preferred stock will be subordinated to all of our existing and future debt and will be structurally subordinate to the obligations of our subsidiaries. In addition, we may issue additional shares of series D preferred stock or shares of another class or series of preferred stock ranking on parity with (or, upon the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of series D preferred stock, senior to) our series D preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. These factors may affect the trading price of our series D preferred stock.

If you hold shares of our series D preferred stock, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold shares of our series D preferred stock, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your shares of series D preferred stock and, in certain cases, under the conversion rate adjustments applicable to our series D preferred stock. For example, in the event that an amendment is proposed to our charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the delivery of common stock to you following a conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The adjustment to the conversion rate of our series D preferred stock upon a conversion in connection with certain fundamental changes may not adequately compensate you for the lost option value of our series D preferred stock as a result of that fundamental change.

        If a fundamental change occurs on or prior to April 15, 2018 we will under certain circumstances adjust the conversion rate to provide for the issuance of additional common stock upon any conversion of shares of series D preferred stock in connection with such fundamental change. The number of additional shares of common stock will be determined based on the date on which such fundamental change becomes effective and the price paid per share of our common stock in the fundamental change (in the case where the consideration for our common stock consists solely of cash or, in the case of an asset sale, where the consideration paid for our property and assets consists solely of cash) or the average of the closing sale price per share of our common stock for the ten consecutive trading-day period immediately preceding the effective date of the relevant fundamental change. See "Description of Series D Preferred Stock—Adjustment to Conversion Rate Upon Certain Fundamental Changes" in this prospectus supplement. Although the adjustment to the conversion rate of the shares of our series D preferred stock that are converted is designed to compensate you for the lost option value of our series D preferred stock as a result of the fundamental change, this adjustment to the conversion rate is only an approximation of the lost value and may not adequately compensate holders of shares of our series D preferred stock for the actual loss.

The conversion rate of our series D preferred stock may not be adjusted for all dilutive events. Accordingly, we may engage in transactions that could dilute the value of shares of our common stock into which shares of our series D preferred stock may be convertible.

        As described under "Description of Series D Preferred Stock—Conversion Rate Adjustments" in this prospectus supplement, we will adjust the conversion rate of the series D preferred stock only for certain events. We will not adjust the conversion rate, among other things, for:

  •
  the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities or those of our operating partnership and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  the issuance of any shares of our common stock or options or rights to purchase such shares pursuant to any of our present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program or those of our operating partnership;

  •
  the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date shares of our series D preferred stock were first issued;

  •
  a change in the par value of our common stock;

  •
  accumulated and unpaid dividends or distributions; and

  •
  the issuance of limited partnership units by our operating partnership and the issuance of shares of our common stock or the payment of cash upon redemption thereof.

        If we engage in any of these types of transactions, the value of the shares of common stock into which shares of our series D preferred stock may be convertible may be diluted. In addition, we will not adjust the conversion rate unless the adjustment would require an increase or decrease of at least 1% of the conversion rate.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the series D preferred stock.

        In the future, we may sell additional shares of our common stock to raise capital. In addition, shares of our common stock are reserved for issuance on the exercise of stock options and the conversion or exchange of securities convertible into or exchangeable or exercisable for any shares of our common stock, including the shares of our series D preferred stock included in this offering. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sales of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price for our series D preferred stock and the market price of our common stock.

If our common stock is delisted, your ability to transfer or sell your shares of our series D preferred stock, or common stock upon conversion, may be limited and the market value of our series D preferred stock will be materially adversely affected.

        Our series D preferred stock does not contain provisions that protect you if our common stock is delisted. Since our series D preferred stock has no stated maturity date, you may be forced to elect between converting your shares of our series D preferred stock into illiquid shares of our common stock or holding your shares of our series D preferred stock and receiving stated dividends on the stock when, as and if authorized by our board of directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted and our series D preferred stock is then listed, it is likely that our series D preferred stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of our series D preferred stock, or common stock upon conversion, may be limited and the market value of our series D preferred stock will be materially adversely affected.

You should consider the United States federal income tax consequences of owning our series D preferred stock.

        The principal U.S. federal income tax consequences of purchasing, owning and disposing of shares of our series D preferred stock and any common stock received upon their conversion are summarized under "Federal Income Tax Considerations" in this prospectus supplement. Certain of our actions, including an increase in the cash dividend on our common stock in excess of the dividend threshold amount, may result in an adjustment to the conversion rate that could cause you to be deemed to receive a taxable dividend subject to U.S. federal income tax without the receipt of any cash. If you are a foreign shareholder, such deemed dividend may subject you to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See "Federal Income Tax Considerations" in this prospectus supplement.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

General

        We are a Maryland corporation formed in October 1994 that has elected to be taxed as a REIT for U.S. federal income tax purposes. We are engaged principally in the ownership, operation, management, selective development, redevelopment and acquisition of life science properties. Our properties are designed and improved for lease primarily to institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, life science product, service, and translational medicine entities, as well as governmental agencies. Our properties leased to tenants in the life science industry typically consist of buildings containing scientific research and development laboratories and other improvements that are generic to tenants operating in the life science industry.

        We have achieved significant growth since the completion of our initial public offering ("IPO") on May 27, 1997. From June 30, 1997 through December 31, 2007, we have achieved the following:

  •
  an increase in our properties from 15 properties with approximately 1.4 million rentable square feet of space to 166 properties with approximately 12.1 million rentable square feet of space;

  •
  a 33.1% compound annual growth rate in total assets, from $230 million to $4.6 billion;

  •
  a 33.0% compound annual growth rate in total market capitalization, from $305 million to $6.1 billion;

  •
  a 23.2% compound annual growth rate in FFO, from $5.5 million for the three months ended September 30, 1997 to $46.3 million for the three months ended December 31, 2007; and

  •
  from our IPO (May 27, 1997) through December 31, 2007, we also have achieved a 21.8% compound annual investment return (assumes reinvestment of dividends).

Business and growth strategy

        We focus our property operations and investment activities principally in the following life science markets:

  •
  California—Los Angeles Metro;

  •
  California—San Diego;

  •
  California—San Francisco Bay;

  •
  Eastern Massachusetts;

  •
  International—Canada;

  •
  International—China;

  •
  New Jersey/Suburban Philadelphia;

  •
  New York City;

  •
  Southeast;

  •
  Suburban Washington D.C.; and

  •
  Washington—Seattle.

        Each of these areas is an important market for the life science industry. To facilitate research and development, technology transfer and recruitment of scientific professionals, life science industry companies generally cluster near major scientific research institutions, universities and governmental agencies, all of which drive demand for life science properties suitable for such tenants. As a result, we focus our operations and acquisition activities principally in a limited number of target markets where we believe life science industry tenants tend to cluster.

        The multibillion dollar life science industry comprises some of the most stable and growing segments of the U.S. economy and includes thousands of public and private companies and scientific research institutions engaged principally in the research, development, testing, manufacture, sale and regulation of pharmaceuticals, medical devices, laboratory instrumentation and other related applications. Properties leased to tenants in the life science industry typically consist of buildings containing scientific research and development laboratories and other improvements that are generic to tenants operating in the life science industry. Unlike traditional office space, the location of and improvements to life science properties are generally considered essential to a tenant's business. We believe that as a result of these factors, occupancy levels in life science properties within our target life science markets generally have been higher, and tenant turnover has been lower, than in traditional office properties.

        We are led by a senior management team with extensive experience in both the real estate and life science industries and are supported by a highly experienced board of directors. Our management team includes Joel S. Marcus, our Chief Executive Officer, who has over 34 years of experience in the real estate and life science industries, as well as significant capital markets experience; James H. Richardson, our President, who has over 24 years of experience in the real estate industry, and has specialized for much of his career in the acquisition, management and leasing of life science properties; and Dean A. Shigenaga, our Chief Financial Officer, who has over 14 years of experience in finance, accounting and real estate.

        We believe that we have achieved favorable returns on our life science properties as a result of:

  •
  the continued demand by tenants for life science properties;

  •
  the constrained supply and lack of speculative development of life science properties due, in part, to the expertise generally required to develop and manage this property type and the high barriers to entry into the life science markets;

  •
  the highly fragmented and inefficient market for ownership of life science properties;

  •
  our adherence to strict evaluation criteria and due diligence reviews when assessing prospective properties and tenants; and

  •
  our knowledge and understanding of both the life science industry and its tenants and the real estate industry.

        Additionally, we believe that the personal and business relationships that our management team and members of our board of directors have developed over time within the real estate and life science industries have contributed significantly to our ability to identify and consummate favorable developments, redevelopments and acquisitions to lease space to targeted high quality life science industry tenants. We believe that we are the pre-eminent real estate investment trust focused primarily on the ownership, operation, management, selective development, redevelopment and acquisition of properties for the life sciences industry.

        We seek to maximize growth in funds from operations ("FFO") and cash available for distribution to stockholders through the ownership, operation, management, selective development, redevelopment and acquisition of life science properties, as well as management of our balance sheet. In particular, we seek to increase FFO and cash available for distribution by:

  •
  selectively developing properties in our target life science cluster markets;

  •
  redeveloping existing office, warehouse or shell space or newly acquired properties into generic laboratory space that can be leased at higher rental rates in our target life science cluster markets;

  •
  acquiring high quality life science properties in our target life science cluster markets at prices that enable us to realize attractive returns;

  •
  retenanting and re-leasing space at higher rental rates while minimizing tenant improvement costs;

  •
  realizing contractual rental rate escalations, which are currently provided for in approximately 94% of our leases (on a rentable square footage basis);

  •
  implementing effective cost control measures, including negotiating pass-through provisions in tenant leases for operating expenses and certain capital expenditures; and

  •
  maintaining a strong and flexible balance sheet.

        We seek to achieve a significant component of our growth primarily from internal growth through selective redevelopment and development, favorable lease terms and successful leasing activity. In addition, our internal growth strategy is supplemented with external growth through selective acquisition of properties in our target life science cluster markets.

Internal growth

        We seek to achieve internal growth from several sources. For example, we seek to:

  •
  develop office/laboratory properties;

  •
  redevelop existing and/or newly acquired space to higher rent, generic laboratory space;

  •
  improve investment returns through leasing of vacant space and replacement of existing tenants with new tenants at higher rental rates;

  •
  include rental rate escalation provisions in our leases;

  •
  implement effective cost control measures, including negotiating pass-through provisions in tenant leases for operating expenses and certain capital expenditures; and

  •
  achieve higher rental rates from existing tenants as existing leases expire.

        Our ability to negotiate contractual rent escalations in future leases and to achieve increases in rental rates will depend upon market conditions and the demand for life science properties at the time the leases are negotiated and the increases are proposed.

Development

        We seek to acquire strategic land parcels in key life science markets to enhance our growth through ground-up development projects. Our development strategy is primarily to pursue selective projects where we expect to achieve investment returns that will equal or exceed our returns on acquisitions. We generally have undertaken ground-up development projects only if our investment in infrastructure will be substantially made for generic, rather than tenant specific, improvements. As of December 31, 2007, we had six parcels of land undergoing development for approximately 1.6 million rentable square feet of office/laboratory space. A summary of our properties undergoing ground-up development as of December 31, 2007, is listed in the table below:

Summary of Properties Undergoing Ground-Up Development

Markets/Submarkets	Building Descriptions	Construction Start Dates	Estimated In-Service Dates	Estimated Investment Per Square Foot(1)	Rentable Square Feet		Status
California—San Francisco Bay/Mission Bay	One Multi-tenant Bldg.	2007	2010	$350	158,000		Construction
California—San Francisco Bay/So. San Francisco	Two Bldgs., Single or Multi-tenant	2006	2009	$350	162,000		Construction
California—San Francisco Bay/So. San Francisco	One Single or Multi-tenant Bldg.	2006	2009	$350	135,000		Construction
International—China	Two Bldgs., Single or Multi-tenant	2007	2009	$45	280,000		Construction
New York—New York City	Two Multi-tenant Bldgs.	2007	2010/2011	$500	725,000	(2)	Site Work
Washington—Seattle	One Single or Multi-tenant Bldg.	2007	2010	TBD	115,000		Site Work

Total Properties Undergoing Ground-Up Development(1)					1,575,000

(1)
Our aggregate construction costs to date approximate $96 per developable square foot. Amount excludes our investment per square foot in land.

(2)
In addition, we have the right to develop an additional parcel with approximately 442,000 rentable square feet.

        In addition to properties undergoing development, as of December 31, 2007, our asset base contained strategically located land with ground-up development opportunities for approximately 8.7 million developable square feet of office/laboratory space.

Redevelopment

        We seek to enhance our growth by redeveloping existing office, warehouse or shell space as generic laboratory space that can be leased at higher rates. As of December 31, 2007, we had approximately 775,000 rentable square feet undergoing redevelopment at 16 properties. A summary of our square footage undergoing redevelopment as of December 31, 2007, is listed in the table below:

Summary of Square Footage Undergoing Redevelopment

Markets/Submarkets	Placed in Redevelopment	Estimated In-Service Dates	Estimated Investment Per Square Foot	Square Footage Undergoing Redevelopment/ Total Property	Status
California—Los Angeles Metro	2006	2008	$80-100	29,660/29,660	Construction
California—San Diego/Torrey Pines	2004	2009	$100-120	87,140/87,140	Design/Construction(1)
California—San Diego/Torrey Pines	2006	2009	$80-100	43,600/43,600	Construction
California—San Diego/Sorrento	2006	2008	$70-80	30,147/30,147	Construction
California—San Diego/Torrey Pines	2007	2009	$80-100	15,259/107,709	Construction
California—San Diego/Torrey Pines	2007	2009	$80-100	39,224/76,084	Construction
California—San Francisco Bay/Peninsula	2007	2008	$80-100	30,217/82,712	Construction
Eastern Massachusetts/Suburban	2007	2009	$100-120	23,000/38,000	Construction
Eastern Massachusetts/Suburban	2007	2009	$70-80	113,045/113,045	Redesign/Construction
Eastern Massachusetts/Cambridge	2006	2008/2009	$120-175	105,850/155,090	Design/Construction
Eastern Massachusetts/Cambridge	2007	2009	$100-130	68,454/369,831	Design/Demolition
International—Canada	2007	2008	$140-160	46,032/46,032	Construction
Southeast/Florida	2006	2008	$80-100	45,841/45,841	Construction
Southeast/Research Triangle Park	2007	2008	$100-120	16,393/77,395	Design/Construction
Suburban Washington D.C./Shady Grove	2007	2009	$70-80	69,366/125,004	Construction
Washington—Seattle	2007	2009	$125-150	11,291/32,279	Design

				774,519/1,459,569

(1)
This project also includes site work and a multi-story below and above ground parking structure to support both the existing building undergoing redevelopment and an additional building targeted for development in the future. The entitlement process for this project was completed in early 2007.

        In addition to properties undergoing redevelopment, as of December 31, 2007, our asset base contained imbedded opportunities for a future permanent change of use to office/laboratory space through redevelopment aggregating approximately 1.8 million rentable square feet.

Acquisitions

        We seek to identify and acquire high quality life science properties in our target life science markets. Critical evaluation of prospective property acquisitions is an essential component of our acquisition strategy. When evaluating acquisition opportunities, we assess a full range of matters relating to the properties, including:

  •
  opportunities to develop office/laboratory properties;

  •
  opportunities to redevelop existing space into higher rent generic laboratory space;

  •
  location of the property and our strategy in the relevant market;

  •
  quality of existing and prospective tenants;

  •
  condition and capacity of the building infrastructure;

  •
  quality and generic characteristics of laboratory facilities;

  •
  physical condition of the structure and common area improvements; and

  •
  opportunities available for leasing vacant space and for retenanting occupied space.

Financing and working capital

        We believe that cash provided by operations, our unsecured line of credit and our unsecured term loan will be sufficient to fund our working capital requirements. We generally expect to finance future development, redevelopment and acquisition of properties through our unsecured line of credit and unsecured term loan and, then, to refinance some or all of that indebtedness periodically with additional equity or debt capital. For further discussion on our ability to refinance debt maturities or to secure permanent financing, please see "Risk Factors" contained in this prospectus supplement and the other information contained in our publicly available filings with the Securities and Exchange Commission. We may also issue shares of our common stock, preferred stock or interests in our subsidiaries to fund future operations.

        We seek to maintain a balance between the amounts of our fixed and variable rate debt with a view to moderating our exposure to interest rate risk. We also use financial instruments, such as interest rate swap agreements, to hedge a portion of our exposure to variable interest rates primarily associated with our unsecured line of credit and our unsecured term loan. Our interest rate swap agreements require an exchange of fixed and floating rate interest payments without the exchange of the underlying principal or "notional amount." Interest received under our current interest rate swap agreements is based on the one-month London Interbank Offered Rate, or LIBOR.

PROPERTIES

General

        As of December 31, 2007, we had 166 properties containing approximately 12.1 million rentable square feet of office/laboratory space. Excluding properties undergoing redevelopment, our properties were approximately 93.8% leased as of December 31, 2007. The exteriors of our properties typically resemble traditional office properties, but the interior infrastructures are designed to accommodate the needs of life science industry tenants. These improvements typically are generic to life science industry tenants rather than being specific to a particular tenant. As a result, we believe that the improvements have long-term value and utility and are usable by a wide range of life science industry tenants. Generic infrastructure improvements to our life science properties typically include:

  •
  reinforced concrete floors;

  •
  upgraded roof loading capacity;

  •
  increased floor to ceiling heights;

  •
  heavy-duty HVAC systems;

  •
  enhanced environmental control technology;

  •
  significantly upgraded electrical, gas and plumbing infrastructure; and

  •
  laboratory benches.

        As of December 31, 2007, we held a fee simple interest in each of our properties, except for twenty-three properties that accounted for approximately 20% of the total rentable square footage of our properties. We had four properties in the San Francisco Bay market, in which we held pursuant to a commercial condominium interest, together with an undivided interest in the common areas of the project of which the property is a part. We also had three properties in the San Francisco Bay market, one property in the Southeast market, two properties in the Suburban Washington D.C. market and 13 properties in the Eastern Massachusetts market which we held pursuant to ground leasehold interests.

        In addition, as of December 31, 2007, our asset base contained two ground-up development projects for approximately 887,000 rentable square feet in the New York City and San Francisco Bay markets which we held pursuant to ground leasehold interests and one ground-up development in China for approximately 280,000 rentable square feet which we held pursuant to a land usage right. We also had two land parcels for future ground up development of approximately 1.1 million developable square feet which we held pursuant to ground leasehold interests.

        As of December 31, 2007, we had 391 leases with a total of 323 tenants, and 90 of our 166 properties were single-tenant properties. Leases in our multi-tenant buildings typically have terms of three to seven years, while the single-tenant building leases typically have initial terms of 10 to 20 years. As of December 31, 2007:

  •
  approximately 88% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, utilities, common area and other operating expenses (including increases thereto) in addition to base rent, and, in addition to our triple net leases, approximately 9% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses;

  •
  approximately 94% of our leases (on a rentable square footage basis) contained effective annual rent escalations that are either fixed (generally ranging from 3% to 3.5%) or indexed based on a consumer price index or other index; and

  •
  approximately 91% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing), which we believe would typically be borne by the landlord in traditional office leases.

        Our leases also typically give us the right to review and approve tenant alterations to the property. Generally, tenant-installed improvements to the properties remain our property after termination of the lease at our election. However, we are permitted under the terms of most of our leases to require that the tenant, at its expense, remove the improvements and restore the premises to their original condition.

Location of Properties

        The locations of our properties are diversified among a number of life science markets. The following table sets forth, as of December 31, 2007, the total rentable square footage and annualized base rent of our properties in each of our existing markets (dollars in thousands).

Markets	Number of Properties	Total Rentable Square Footage	% of Total Rentable Square Footage	Annualized Base Rent(1)	% of Annualized Base Rent
California—Los Angeles Metro	2	61,003	0.5%	$697	0.2%
California—San Diego	33	1,680,402	14.0	43,264	13.5
California—San Francisco Bay	23	1,867,674	15.6	63,569	19.9
Eastern Massachusetts	38	3,387,038	28.2	107,322	33.6
International—Canada	4	342,394	2.9	6,879	2.1
New Jersey/Suburban Philadelphia	8	441,504	3.7	9,176	2.9
Southeast	12	658,406	5.5	10,423	3.3
Suburban Washington D.C.	31	2,499,768	20.8	48,004	15.0
Washington—Seattle	13	1,051,404	8.8	30,488	9.5

Total Properties (Continuing Operations)	164	11,989,593	100.0%	$319,822	100.0%

(1)
Annualized base rent means the annualized fixed base rental amount in effect as of December 31, 2007 (using rental revenue computed on a straight-line basis in accordance with GAAP). Amounts exclude spaces at properties totaling approximately 774,519 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment and two properties totaling approximately 136,399 rentable square feet that are classified as "held for sale."

        In addition, as of December 31, 2007, our asset base contained land parcels approximating 1.6 million rentable square feet undergoing development and an imbedded pipeline for future ground-up development opportunities for approximately 8.7 million developable square feet of office/laboratory space.

Life Science Sector Diversification

        Our tenant base is broad and diverse within the life science industry and reflects our focus on regional, national and international tenants with substantial financial and operational resources. The following chart shows the percentage of leased square footage by tenant business type for our properties as of December 31, 2007:

Tenants

        Our life science properties are leased principally to a diverse group of tenants, with no tenant being responsible for more than 6.9% of our annualized base rent. The following table sets forth information regarding leases with our 10 largest tenants based upon annualized base rent as of December 31, 2007.

10 Largest Tenants

Tenant	Number of Leases	Remaining Lease Term in Years		Approximate Aggregate Rentable Square Feet	Percentage of Aggregate Leased Square Feet	Annualized Base Rent (in thousands)(1)	Percentage of Aggregate Annualized Base Rent
Novartis AG	3	7.6	(2)	374,789	3.6%	$22,210	6.9%
GlaxoSmithKline plc	5	7.0	(3)	297,651	2.8	11,084	3.5
United States Government	7	5.7	(4)	373,423	3.5	9,620	3.0
ZymoGenetics, Inc.	2	11.4	(5)	203,369	1.9	8,747	2.7
Cell Genesys, Inc.	1	10.5		155,685	1.5	8,360	2.6
Massachusetts Institute of Technology	3	4.3	(6)	178,952	1.7	7,899	2.5
Theravance, Inc.	2	4.3	(7)	170,244	1.6	6,136	1.9
The Scripps Research Institute	3	7.6	(8)	113,754	1.1	5,750	1.8
Genentech, Inc.	1	10.8		126,971	1.2	5,527	1.7
Amylin Pharmaceuticals, Inc.	3	8.4	(9)	158,983	1.5	5,461	1.7

Total/Weighted Average (10):	30	7.5		2,153,821	20.4%	$90,794	28.3%

(1)
Annualized base rent means the annualized fixed base rental amount in effect as of December 31, 2007 (using rental revenue computed on a straight-line basis in accordance with GAAP).

(2)
Amount shown is a weighted average of multiple leases with this tenant for 255,441 rentable square feet, 81,441 rentable square feet and 37,907 rentable square feet with remaining lease terms of 10.3 years, 2.5 years and 0.8 years, respectively.

(3)
Amount shown is a weighted average of multiple leases with this tenant for 128,759 rentable square feet (represents two leases at two properties containing 68,000 and 60,759 rentable square feet); 17,932 rentable square feet and 150,960 rentable square feet with remaining lease terms of 12.3 years, 3.8 years and 2.9 years, respectively.

(4)
Amount shown is a weighted average of multiple leases with this tenant for 81,580 rentable square feet, 68,711 rentable square feet, 114,568 rentable square feet (represents three leases at three properties containing 50,325 rentable square feet, 9,337 rentable square feet and 54,906 rentable square feet); 105,000 rentable square feet and 3,564 rentable square feet with remaining lease terms of 7.3 years, 6.1 years, 5.8 years, 4.4 years and 1.3 years, respectively.

(5)
As of September 30, 2007, Novo A/S owns approximately 31% of ZymoGenetics, Inc.

(6)
Amount shown is a weighted average of multiple leases with this tenant for 86,515 rentable square feet, 8,876 rentable square feet and 83,561 rentable square feet with remaining lease terms of 5.5 years, 3.8 years and 3.1 years, respectively.

(7)
As of December 31, 2007, GlaxoSmithKline plc ("GSK") owns 15.4% of the outstanding stock of Theravance, Inc.

(8)
Amount shown is a weighted average of multiple leases with this tenant for 19,606 rentable square feet, 76,894 rentable square feet and 17,254 rentable square feet with remaining lease terms of 9.8 years, 8.7 years and 0.2 years, respectively.

(9)
Amount shown is a weighted average of multiple leases with this tenant for 71,510 rentable square feet and 87,473 rentable square feet (represents two leases at two properties containing 45,030 rentable square feet and 42,443 rentable square feet) with remaining lease terms of 10.1 years and 7.1 years, respectively.

(10)
Weighted average based on percentage of aggregate leased square feet.

Property and Lease Information

        The following table summarizes information with respect to the lease expirations at our properties as of December 31, 2007:

Year of Lease Expiration	Number of Expiring Leases		Square Footage of Expiring Leases		Percentage of Aggregate Lease Square Footage	Annualized Base Rent of Expiring Leases (per square foot)
2008	67	(1)	846,022	(1)	8.0%	$25.59
2009	63		896,692		8.5	24.75
2010	50		1,025,693		9.7	28.16
2011	60		1,721,434		16.4	27.28
2012	58		1,405,285		13.4	33.56
Thereafter	93		4,629,000		44.0	33.05

(1)
Includes 16 month-to-month leases for approximately 85,000 rentable square feet.

USE OF PROCEEDS

        We expect to receive approximately $212.9 million in net proceeds from the sale of the shares of our series D preferred stock in this offering, or approximately $242.0 million if the underwriters' overallotment option is exercised in full, after payment of our expenses related to this offering and underwriting discounts and commissions. We intend to use the net proceeds from this offering to reduce the outstanding balance on our $1.9 billion credit facility, which consists of a $1.15 billion unsecured revolver and a $750 million unsecured term loan. We may then borrow from time to time under our unsecured line of credit to provide funds for general working capital and other corporate purposes, including the redevelopment or development of existing or new properties and the acquisitions of additional life science properties. As of December 31, 2007, we had an aggregate of approximately $1.12 billion of borrowings outstanding on our unsecured line of credit and unsecured term loan at a weighted average interest rate of 6.05%. Citigroup Global Markets Inc. is a joint lead arranger for our unsecured line of credit and unsecured term loan, and affiliates of the underwriters are also lenders thereunder.

CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2007:

  •
  on an actual basis;

  •
  on an adjusted basis giving effect to (i) the sale of 8,800,000 shares of our series D preferred in this offering at $25.00 per share, and (ii) our use of the net proceeds, as described herein under the caption "Use of Proceeds." It does not include up to an additional 1,200,000 shares of our series D preferred stock that may be sold pursuant to the underwriters' over-allotment option.

        The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, the financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which are incorporated by reference into this prospectus supplement.

	As of December 31, 2007
	Actual	As Adjusted
	(Dollars in thousands, except per share amounts)
Debt:
Secured notes payable	$1,212,904	$1,212,904
Unsecured line of credit and unsecured term loan	1,115,000	902,100
Unsecured Convertible Senior Notes	460,000	460,000
Stockholders' Equity:
Preferred Stock, $0.01 par value per share; 100,000,000 shares authorized:
5,185,500 shares of 8.375% Series C Cumulative Redeemable Preferred Stock issued and outstanding on a historical and pro forma basis; $25.00 liquidation value	129,638	129,638
8,800,000 shares of 7.00% Series D Cumulative Convertible Preferred Stock issued and outstanding on a pro forma basis; $25.00 liquidation value	—	220,000
Common stock, $0.01 par value per share; 100,000,000 shares authorized; 31,603,344 shares issued and outstanding on an historical and pro forma basis	316	316
Excess stock, $0.01 par value per share; 200,000,000 shares authorized; 0 shares issued and outstanding on an historical and pro forma basis	—	—
Additional paid-in capital	1,365,773	1,358,673
Accumulated other comprehensive income	8,093	8,093

Total capitalization	$4,291,724	$4,291,724

SELECTED FINANCIAL DATA

        The selected financial data set forth below is derived from our audited financial statements for the fiscal years ended December 31, 2007 and 2006. Our unaudited interim results, in the opinion of management, reflect all adjustments (consisting solely of normal recurring adjustments) which are necessary to present fairly the results of our operations for the unaudited interim periods. The following selected financial data should be read in conjunction with the more detailed information contained in the financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 which are incorporated by reference into this prospectus supplement.

	Year Ended December 31,
	2007	2006
	(Dollars in thousands, except per share amounts)
Operating Data:
Total revenue	$405,360	$310,779
Total expenses	316,529	239,629
Minority interest	3,669	2,287

Income from continuing operations	85,162	68,863
Income from discontinued operations, net	8,562	4,553

Net income	93,724	73,416
Dividends on preferred stock	12,020	16,090
Preferred stock redemption charge	2,799	—

Net income available to common stockholders	$78,905	$57,326

Earnings per share—basic
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$2.37	$2.10
Discontinued operations, net	0.29	0.18

Earnings per share—basic	$2.66	$2.28

Earnings per share—diluted
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$2.34	$2.07
Discontinued operations, net	0.29	0.18

Earnings per share—diluted	$2.63	$2.25

Weighted average shares of common stock outstanding
Basic	29,668,231	25,102,200

Diluted	30,004,462	25,524,478

Cash dividends declared per share of common stock	$3.04	$2.86

	Year Ended December 31,
	2007	2006
	(Dollars in thousands)
Balance Sheet Data (at year end):
Rental properties, net	$3,146,915	$2,726,251
Total assets	$4,642,094	$3,617,477
Total debt	$2,787,904	$2,024,866
Total liabilities	$3,062,768	$2,208,348
Minority interest	$75,506	$57,477
Stockholders' equity	$1,503,820	$1,351,652
Reconciliation of Net Income Available to Common Stockholders to Funds from Operations Available to Common Stockholders:
Net income available to common stockholders(1)	$78,905	$57,326
Add:
Depreciation and amortization(2)	97,335	74,039
Minority interest	3,669	2,287
Subtract:
Gain/loss on sales of property(3)	(7,976)	(59)
FFO allocable to minority interest	(3,733)	(1,928)

Funds from operations available to common stockholders(4)	$168,200	$131,665

Other Data:
Cash provided by operating activities	$185,382	$128,390
Cash used in investing activities	$(946,985)	$(970,590)
Cash provided by financing activities	$766,685	$841,237
Number of properties at year end	166	158
Rentable square feet of properties at year end	12,125,992	11,203,209
Occupancy of properties at year end	88%	88%
Occupancy of properties at year end, excluding properties undergoing redevelopment and properties "held for sale"	94%	93%

(1)
During the first quarter of 2007, we redeemed our 9.10% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock"). In accordance with EITF Topic D-42, we recorded a charge of approximately $2,799,000 to net income available to common stockholders for costs related to the redemption of the Series B Preferred Stock.

(2)
Includes depreciation and amortization on assets "held for sale" reflected as discontinued operations (for the periods prior to when such assets were designated as "held for sale").

(3)
Gain/loss on sales of property relates to the disposition of four properties and four land parcels sold during 2007 and three properties sold during 2006. Gain/loss on sales of property is included in the consolidated statements of income in income from discontinued operations, net.

(4)
GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") established the measurement tool of Funds From Operations ("FFO"). Since its introduction, FFO has become a widely used non-GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the "White Paper") and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

        Our consolidated ratios of earnings to combined fixed charges and preferred stock dividends were 1.10x, 1.14x, 1.13x, 1.33x and 1.36x for the years ended December 31, 2007, 2006, 2005, 2004, and 2003, respectively.

        We compute the ratios of earnings to combined fixed charges and preferred stock dividends by dividing earnings by combined fixed charges and preferred stock dividends. For this purpose, earnings consist of earnings from continuing operations before income taxes and fixed charges less minority interest in income of subsidiaries which have not incurred fixed charges. Fixed charges consist of interest incurred (including amortization of deferred financing costs and capitalized interest) and preferred stock dividends.

DESCRIPTION OF SERIES D PREFERRED STOCK

        The following summary of the material terms and provisions of our series D preferred stock does not purport to be complete and is qualified in its entirety by reference to our charter, including the articles supplementary creating our series D preferred stock, our bylaws, as amended, each of which is available from us, and applicable laws. This description of the particular terms of our series D preferred stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

General

        Our board of directors and a duly authorized committee of our board of directors classified 10,000,000 shares of our authorized but unissued preferred stock as, and approved articles supplementary creating, a series of our preferred stock, designated as the 7.00% Series D Cumulative Convertible Preferred Stock (the "series D preferred stock").

        In connection with this offering:

  •
  we will issue an aggregate of 8,800,000 shares of our series D preferred stock, or 10,000,000 if the underwriters exercise in full their over-allotment option; and

  •
  when issued in accordance with this prospectus supplement and the accompanying prospectus, the series D preferred stock will be validly issued, fully paid and non-assessable.

        We do not intend to list our series D preferred stock on any national securities exchange. See "Underwriting" in this prospectus supplement.

Ranking

        Our series D preferred stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

  •
  senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to our series D preferred stock;

  •
  on parity with our series C preferred stock and any other class or series of our capital stock expressly designated as ranking on parity with our series D preferred stock; and

  •
  junior to any other class or series of our capital stock expressly designated as ranking senior to our series D preferred stock.

        The term "capital stock" does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to our series D preferred stock. Our series D preferred stock will also rank junior in right of payment to our other existing and future debt obligations. See the Articles Supplementary of the Company relating to the 8.375% Series C Cumulative Redeemable Preferred Stock of the Company attached as Exhibit 3.4 to our Form 8-A filed with the Securities and Exchange Commission on June 28, 2004 for information regarding our series C preferred stock.

Dividends

        Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the series D preferred stock with respect to dividend rights, holders of shares of our series D preferred stock are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.00% per annum of the $25.00 liquidation preference per share of our series D preferred stock (equivalent to the fixed annual amount of approximately $1.75 per share of our series D preferred stock).

        Dividends on our series D preferred stock will accrue and be cumulative from and including the date of original issue and will be payable to investors quarterly in arrears on or about the 15th day of each of January, April, July and October of each year (except that the first dividend is scheduled to be paid on July 15, 2008) or, if such day is not a business day, on the next succeeding business day, except that, if such business day is in the next succeeding year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The term "business day" means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York are required to close.

        The amount of any dividend payable on our series D preferred stock for any partial dividend period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. A dividend period is the respective period commencing on and including the 16th day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any shares of series D preferred stock shall be redeemed or converted). Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which shall be a date designated by our board of directors as the record date for the payment of dividends that is not more than 30 and not fewer than 10 days prior to the scheduled dividend payment date. A holder's right to receive dividends upon conversion of series D preferred stock is limited. For a description of these limitations, see "—Payment of Dividends Upon Conversion."

        The first dividend on our series D preferred stock is scheduled to be paid on July 15, 2008, and will be a pro rata dividend from and including the original issue date to and including July 15, 2008 in the amount of $0.5347 per share.

        Dividends on the series D preferred stock will accrue whether or not:

  •
  we have earnings;

  •
  there are funds legally available for the payment of those dividends; or

  •
  those dividends are authorized or declared.

        Except as described in the next paragraph, unless full cumulative dividends on our series D preferred stock for all past dividend periods shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:

  •
  declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to our series D preferred stock, for any period; or

  •
  redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends and upon liquidation, on parity with or junior to the series D preferred stock.

        The foregoing sentence, however, will not prohibit:

  •
  dividends payable solely in capital stock ranking junior to our series D preferred stock; or

  •
  the conversion into or exchange for other shares of any class or series of capital stock ranking junior to our series D preferred stock.

        When we do not pay dividends in full (or do not set apart a sum sufficient to pay them in full) on our series D preferred stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with our series D preferred stock, we will declare any dividends upon our series D preferred stock and each such other class or series of capital stock ranking, as to dividends, on parity with our series D preferred stock pro rata, so that the amount of dividends declared per share of series D preferred stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on our series D preferred stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on our series D preferred stock which may be in arrears.

        Holders of shares of our series D preferred stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on our series D preferred stock as described above. Any dividend payment made on our series D preferred stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on our series D preferred stock will accumulate as of the dividend payment date on which they first become payable.

        We do not intend to declare dividends on our series D preferred stock, or pay or set apart for payment dividends on our series D preferred stock, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.

        Our second amended and restated credit agreement, as amended, prohibits us from distributing to our stockholders, including holders of shares of our preferred stock, more than 95% of our funds from operations (as defined in the credit agreement) during any four consecutive fiscal quarters, except as necessary to enable us to qualify as a REIT for federal income tax purposes. As a result, if we do not generate sufficient funds from operations (as defined in our revolving credit facility) during the 12 months preceding any series D preferred stock dividend payment date, we would not be able to pay all or a portion of the accumulated dividends payable to holders of shares of our series D preferred stock on such payment date without causing a default under our credit agreement.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to our series D preferred stock, holders of shares of series D preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of series D preferred stock, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of our series D preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with our series D preferred stock in the distribution of assets, then holders of shares of our series D preferred stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with our series D preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        Holders of shares of our series D preferred stock will be entitled to written notice of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of our series D preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption

        The series D preferred stock is not redeemable except that, in order to ensure that we will remain qualified as a REIT for federal tax purposes, the series D preferred stock owned by a stockholder in excess of the ownership limit, as described in "—Restrictions on Ownership and Transfer", will automatically be exchanged for shares of our excess stock. However, on and after April 20, 2013, we may have the right to require holders of shares of our series D preferred stock to convert their shares of series D preferred stock into shares of our common stock based on the market price of our common stock; and, in limited circumstances, we may elect to repurchase shares of series D preferred stock subject to conversion in connection with a fundamental change. See "Description of Series D Preferred Stock—Company Conversion Option" and "—Special Conversion Right of Series D Preferred Stock—upon a Fundamental Change; Company Repurchase Right" in this prospectus supplement.

Limited Voting Rights

        Holders of shares of our series D preferred stock generally do not have any voting rights, except as set forth below.

        If dividends on our series D preferred stock are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a preferred dividend default), holders of shares of our series D preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as preferred stock directors), until all unpaid dividends with respect to our series D preferred stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment. In such a case, the number of directors serving on our board of directors will be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until the next annual meeting and each preferred stock director will serve until his successor is duly elected and qualifies or until the director's right to hold the office terminates, whichever occurs earlier. The election will take place at:

  •
  a special meeting called by holders of at least 20% of the outstanding shares of series D preferred stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

  •
  each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on our series D preferred stock and on any other class or series of preferred upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

        If and when all accumulated dividends on our series D preferred stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of shares of our series D preferred stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly. The preferred stock directors shall each be entitled to one vote on any matter.

        In addition, so long as any shares of our series D preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of our series D preferred stock together with each other class or series of preferred stock ranking on parity with our series D preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class):

  •
  authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to such series D preferred stock with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding up of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

  •
  amend, alter or repeal the provisions of our charter, including the terms of our series D preferred stock, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our series D preferred stock except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as our series D preferred stock remains outstanding with the terms of our series D preferred stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of our series D preferred stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of our series D preferred stock receive the greater of the full trading price of the series D preferred stock on the date of an event described in the second bullet point immediately above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

        Holders of shares of our series D preferred stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of series D preferred stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to our series D preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

        Holders of shares of our series D preferred stock will not have any voting rights with respect to, and the consent of the holders of shares of our series D preferred stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of our series D preferred stock, except as set forth above.

        In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have converted, repurchased or otherwise reaquired or called for conversion or repurchase upon proper procedures all outstanding shares of our series D preferred stock.

        In any matter in which our series D preferred stock may vote (as expressly provided in the articles supplementary creating the series D preferred stock), each share of our series D preferred stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of our series D preferred stock will be entitled to one vote.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

  Our charter provides that if, at any time when we are qualified as a REIT, a transfer of any of our capital stock (either common stock or preferred stock) would result in (1) any person (other than persons excepted by our charter or by our board of directors) acquiring directly or indirectly beneficial ownership of more than 9.8% of the total value of our outstanding shares of capital stock (the "Ownership Limit"); (2) our outstanding capital stock being constructively or beneficially owned by fewer than 100 persons; or (3) our being "closely held" within the meaning of Section 856 of the Internal Revenue Code, then:

  •
  any proposed transfer will not be valid and will not be recognized by us; and

  •
  the shares proposed to be transferred will be automatically exchanged for shares of a separate class of stock, called excess stock, which will be held by a trustee of a trust for the exclusive benefit of a charitable beneficiary until such time as the shares are re-transferred to a person or persons in whose hands the shares would not be excess stock and certain price-related restrictions are satisfied. The shares of our excess stock held by the trustee will not provide the proposed transferee with any voting or dividend rights. However, the proposed transferee will have certain rights in the event of our liquidation, dissolution or winding up.

        For a further description of restrictions on ownership and transfer of all series and classes of shares of our capital stock, see "Restrictions on Ownership and Transfer" in the accompanying prospectus.

Maturity

        Our series D preferred stock has no maturity date, and we are not required to redeem our series D preferred stock at any time. Accordingly, our series D preferred stock will remain outstanding indefinitely unless a holder of shares of our series D preferred stock or we decide to convert it, or we elect to repurchase it upon a fundamental change. See "—Optional Redemption to Preserve our Status as a REIT," "—Conversion Rights," "—Company Conversion Option" and "—Special Conversion Right of Series D Preferred Stock upon a Fundamental Change; Company Repurchase Right" of this prospectus supplement.

Conversion Rights

        Holders of shares of our series D preferred stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of our series D preferred stock initially at a conversion rate of 0.2477 shares of common stock per $25.00 liquidation preference, which is equivalent to an initial conversion price of approximately $100.93 per share of common stock (subject to adjustment in certain events). Shares of our series D preferred stock will only be convertible into shares of our common stock.

        We will not issue fractional shares of common stock upon the conversion of shares of our series D preferred stock. Instead, we will pay the cash value of such fractional shares based upon the closing sale price of our common stock on the trading day immediately prior to (i) the date on which the certificate or certificates, if any, representing the shares of our series D preferred stock to be converted are surrendered and accompanied by a written notice of conversion and any transfer taxes, which we refer to as the conversion date, or (ii) the effective date for our option to convert some or all of our series D preferred stock into that number of shares of our common stock that are issuable at the then-applicable conversion rate, which we refer to as our conversion option, as the case may be.

        A holder of shares of our series D preferred stock is not entitled to any rights of a common stockholder until such holder of shares of our series D preferred stock has converted its shares of our series D preferred stock or unless we have exercised our conversion option, and only to the extent the shares of our series D preferred stock are deemed to have been converted into shares of our common stock under the terms of our series D preferred stock.

Company Conversion Option

        On or after April 20, 2013, we may exercise our conversion option, but only if:

  •
  the closing sale price of our common stock equals or exceeds 150% of the then-applicable conversion price per share of our series D preferred stock for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our conversion option as described below; and

  •
  on or prior to the effective date of our conversion option, we have either declared and paid, or declared and set apart for payment, any unpaid dividends that are in arrears on our series D preferred stock.

        If we convert less than all of the outstanding shares of our series D preferred stock, the transfer agent will select the shares by lot, on a pro rata basis or in accordance with any other method the transfer agent considers fair and appropriate. We may convert our series D preferred stock only in a whole number of shares. If a portion of a holder's series D preferred stock is selected for partial conversion by us and the holder converts a portion of such series D preferred stock, the number of shares of our series D preferred stock subject to conversion by us will be reduced by the number of shares that the holder converted.

        The "closing sale price" per share of our common stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by the NYSE or, if our common stock is not reported by the NYSE, in composite transactions for the principal other U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "closing sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the "closing sale price" will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

        "Trading day" means a day during which trading in securities generally occurs on the NYSE or, if our common stock is not quoted on the NYSE, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which our common stock is listed or, if our common stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which our common stock is then traded or quoted.

        To exercise our conversion option described above, we must issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first trading day following any date on which the conditions described in the preceding paragraph are met, announcing such conversion. We will also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of shares of our series D preferred stock (not more than four trading days after the date of the press release) and, if required by the rules and regulations of the SEC, we will file a Current Report on Form 8-K (or make such other filing on an appropriate form as may be permitted by the rules and regulations of the SEC), of the exercise of our conversion option announcing our intention to convert our series D preferred stock. The effective date for our conversion option will be the date that is five trading days after the date on which we issue such press release.

        In addition to any information required by applicable law or regulation, the press release and notice of the exercise of our conversion option will state, as appropriate:

  •
  the effective date for our conversion option;

  •
  the number of shares of common stock to be issued upon conversion of each share of series D preferred stock;

  •
  the number of shares of our series D preferred stock to be converted; and

  •
  that dividends on the shares of our series D preferred stock to be converted will cease to accrue on the effective date for our conversion option.

Conversion Procedures

        Holders of shares of our series D preferred stock may convert some or all of their shares by surrendering to us at our principal office or at the office of our transfer agent, as may be designated by our board of directors, the certificate or certificates, if any, for the shares of our series D preferred stock to be converted, accompanied by a written notice stating that the holder of shares of our series D preferred stock elects to convert all or a specified whole number of those shares in accordance with the provisions described in this prospectus supplement and specifying the name or names in which the holder of shares of our series D preferred stock wishes the certificate or certificates, if any, for the shares of common stock to be issued. If the notice specifies a name or names other than the name of the holder of shares of our series D preferred stock, the notice will be accompanied by payment of all transfer taxes payable upon the issuance of shares of our common stock in that name or names. Other than such transfer taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of our common stock upon conversion of shares of our series D preferred stock. The date on which we have received all of the surrendered certificate or certificates, if any, the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to our satisfaction that those taxes have been paid, will be deemed the conversion date with respect to a share of series D preferred stock. As promptly as practicable after the conversion date with respect to any shares of series D preferred stock, we will (a) reflect the issuance of such number of validly issued, fully-paid and non-assessable shares of our common stock to which the holders of shares of such series D preferred stock, or the transferee of such holder, will be entitled, and (b) deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable shares of our common stock, if then certificated, to which the holders of shares of such series D preferred stock, or the transferee of the holder of such shares of series D preferred stock, will be entitled and (ii) if less than the full number of shares of series D preferred stock represented by the surrendered certificate or certificates, if any, or specified in the notice, is being converted, a new certificate or certificates, of like tenor, for the number of shares represented by the surrendered certificate or certificates, less the number of shares being converted, if the series D preferred stock is then certificated. This conversion will be deemed to have been made at the close of business on the conversion date so that the rights of the holder of shares of our series D preferred stock as to the shares being converted will cease except for the right to receive the conversion value, and, if applicable, the person entitled to receive shares of common stock will be treated for all purposes as having become the record holder of those shares of common stock at that time on that date.

        In lieu of the foregoing procedures, if our series D preferred stock is held in global certificate form, the holder of shares of our series D preferred stock must comply with the procedures of The Depository Trust Company or any successor entity (which we collectively refer to as DTC) to convert its beneficial interest in respect of the series D preferred stock represented by a global stock certificate of the series D preferred stock.

        Holders of shares of our series D preferred stock are not eligible to exercise any rights of a holder of shares of our common stock until they have converted their shares of our series D preferred stock into shares of our common stock.

        If any shares of our series D preferred stock are to be converted pursuant to our conversion option, the right of a holder of such to voluntarily convert those shares of our series D preferred stock will terminate if we have not received the conversion notice of such holder of such shares of series D preferred stock by 5:00 p.m., New York City time, on the business day immediately preceding the date fixed for conversion pursuant to our conversion option.

        If more than one share of our series D preferred stock is surrendered for conversion by the same stockholder at the same time, the number of whole shares of common stock issuable upon conversion of those shares of series D preferred stock will be computed on the basis of the total number of shares of our series D preferred stock so surrendered.

        We will at all times reserve and keep available, free from preemptive rights out of our authorized but unissued shares of capital stock, for issuance upon the conversion of shares of our series D preferred stock, a number of our authorized but unissued shares of common stock that will from time to time be sufficient to permit the conversion of all outstanding shares of our series D preferred stock.

        Before the delivery of any securities upon conversion of shares of our series D preferred stock, we will comply with all applicable federal and state laws and regulations. All shares of our common stock delivered upon conversion of shares of our series D preferred stock will, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

Payment of Dividends Upon Conversion

Optional Conversion

        General.    If a holder of shares of our series D preferred stock exercises its conversion rights, upon delivery of the shares of our series D preferred stock for conversion, those shares of our series D preferred stock will cease to cumulate dividends as of the end of the conversion date, and the holder of shares of our series D preferred stock will not receive any cash payment representing accrued and unpaid dividends on the shares of our series D preferred stock, except in those limited circumstances discussed below. Except as provided below, we will make no payment for accrued and unpaid dividends, whether or not in arrears, on shares of our series D preferred stock converted at the election of holders of such shares.

        Conversion On or Before Record Date.    If we receive a conversion notice before the close of business on a dividend record date, the holder of shares of our series D preferred stock will not be entitled to receive any portion of the dividend payable on such shares of converted stock on the corresponding dividend payment date.

        Conversion After Record Date and Prior to Payment Date.    If we receive a conversion notice after the dividend record date but prior to the corresponding dividend payment date, the holder of shares of our series D preferred stock on the record date will receive on that dividend payment date accrued dividends on those shares of series D preferred stock, notwithstanding the conversion of those shares of series D preferred stock prior to that dividend payment date, because that holder of shares of our series D preferred stock will have been the holder of record of shares of our series D preferred stock on the corresponding record date. At the time that such holder of shares of our series D preferred stock surrenders shares of our series D preferred stock for conversion, however, it must pay to us an amount equal to the dividend that has accrued and that will be paid on the related dividend payment date; provided that no such payment need be made if we have specified a fundamental change repurchase date relating to a fundamental change that is after a dividend record date and on or prior to the dividend payment date to which that dividend record date relates.

        Conversion On or After Payment Date and On or Prior to the Immediately Succeeding Record Date.    If the holder of shares of our series D preferred stock is a holder of shares of our series D preferred stock on a dividend record date and converts such shares of our series D preferred stock into shares of common stock on or after the corresponding dividend payment date such holder of shares of our series D preferred stock will be entitled to receive the dividend payable on such shares of our series D preferred stock on such corresponding dividend payment date, and the holder of shares of our series D preferred stock will not need to include payment of the amount of such dividend upon surrender for conversion of shares of series D preferred stock.

Company Conversion Option

        General.    As we described above under "Company Conversion Option," if we convert shares of our series D preferred stock pursuant to our conversion option, on or prior to the effective date of our conversion option, we must first declare and pay, or declare and set apart for payment, any unpaid dividends that are in arrears on our series D preferred stock.

        Conversion After a Payment Date and Prior to the next Record Date.    If we exercise our conversion option and the effective date is after the close of business on a dividend payment date and prior to the close of business on the next dividend record date, the holder of shares of our series D preferred stock will not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding dividend payment date. Accordingly, if we convert shares of our series D preferred stock and the effective date is after the close of business on a dividend payment date and prior to the close of business on the next dividend record date, holders of shares of our series D preferred stock will forego the right to receive any dividends accruing from such dividend payment date to the effective date.

        Conversion On or After Record Date and Prior to Payment Date.    If we exercise our conversion option and the effective date is on or after the close of business on any dividend record date and prior to the close of business on the corresponding dividend payment date, all dividends payable for such period with respect to the shares of our series D preferred stock called for a conversion on such date, will be payable on such dividend payment date to the holder of such shares of our series D preferred stock on such record date.

Conversion Rate Adjustments

        We will adjust the conversion rate from time to time as follows:

        (1)   If we issue shares of our common stock as a dividend or distribution on shares of our common stock to all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

        CR1 = CR0 × OS1/OS0

        Where

  CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

  CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

  OS1 = the number of shares of our common stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination; and

  OS0 = the number of shares of our common stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination.

        Any adjustment made pursuant to this paragraph (1) shall become effective at the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (1) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        (2)   If we distribute to all holders of our common stock any rights, warrants or options entitling them, for a period expiring not more than 45 days after the date of issuance of such rights, warrants or options, to subscribe for or purchase shares of our common stock at a price per share that is less than the closing sale price per share of our common stock on the business day immediately preceding the time of announcement of such distribution, we will adjust the conversion rate based on the following formula:

  CR1 = CR0 × (OS0+X)/(OS0+Y)

  Where

  CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

  CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

  OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend for such distribution;

  X = the aggregate number of shares of our common stock issuable pursuant to such rights, warrants or options; and

  Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the closing sale price per share of our common stock for the 10 consecutive trading days ending on the business day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

        For purposes of this paragraph (2), in determining whether any rights, warrants or options entitle the holders of shares of our common stock to subscribe for or purchase shares of our common stock at less than the applicable closing sale price per share of our common stock, and in determining the aggregate exercise or conversion price payable for such shares of common stock, there shall be taken into account any consideration we receive for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of directors. If any right, warrant or option described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, we will adjust the new conversion rate to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

        (3)   If we distribute shares of our capital stock, evidence of indebtedness or other assets or property to all holders of our common stock, excluding:

    •
    dividends, distributions, rights, warrants or options referred to in paragraph (1) or (2) above;

    •
    dividends or distributions paid exclusively in cash; and

    •
    spin-offs, as described below in this paragraph (3);

  then we will adjust the conversion rate based on the following formula:

  CR1 = CR0 × SP0/(SP0 - FMV)

  Where

  CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

  CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

  SP0 = the average of the closing sale price per share of our common stock for the 10 consecutive trading days ending on the business day immediately preceding the ex-dividend date for such distribution; and

  FMV = the fair market value (as determined in good faith by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date or the ex-dividend date for such distribution.

        An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall become effective on the ex-dividend date for such distribution.

        If we distribute to all of our common stockholders capital stock of any class or series, or similar equity interest, of or relating to one of our subsidiaries or other business units, which we refer to as a spin-off, the conversion rate in effect immediately before the 10th trading day from and including the effective date of the spin-off will be adjusted based on the following formula:

  CR1 = CR0 × (FMV0+MP0)/MP0

  Where

  CR0 = the conversion rate in effect immediately prior to the 10th trading day immediately following, and including, the effective date of the spin-off;

  CR1 = the new conversion rate in effect immediately on and after the 10th trading day immediately following, and including, the effective date of the spin-off;

  FMV0 = the average of the closing sale prices per share of the capital stock or similar equity interest distributed to our common stockholders applicable to one share of our common stock over the first 10 consecutive trading days after the effective date of the spin-off; and

  MP0 = the average of the closing sale prices per share of our common stock over the first 10 consecutive trading days after the effective date of the spin-off.

        An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day from and including the effective date of the spin-off; provided that in respect of any conversion within the 10 trading days following the effective date of any spin-off, references within this paragraph (3) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the conversion date in determining the applicable conversion rate.

        If any such dividend or distribution described in this paragraph (3) is declared but not paid or made, the new conversion rate shall be re-adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        (4)   If we make any cash dividend or distribution to all holders of outstanding shares of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding up) during any of our quarterly fiscal periods in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.78, which we refer to as the reference dividend, multiplied by the number of shares of our common stock outstanding on the record date for such distribution, the conversion rate will be adjusted based on the following formula:

  CR1 = CR0 × SP0/(SP0 - C)

  Where

  CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

  CR1 = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

  SP0 = the average of the closing sale price per share of our common stock for the 10 consecutive trading days ending on the business day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution; and

  C = the amount in cash per share that we distribute to our common stockholders that exceeds the reference dividend.

        An adjustment to the conversion rate made pursuant to this paragraph (4) shall become effective on the exdividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new conversion rate shall be re-adjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        The reference dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the reference dividend amount for any adjustment made to the conversion rate under this paragraph (4).

        Notwithstanding the foregoing, if an adjustment is required to be made under this paragraph (4) as a result of a distribution that is not a quarterly dividend, the reference dividend amount will be deemed to be zero.

        (5)   If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for shares of our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the conversion rate will be adjusted based on the following formula:

  CR1 = CR0 × (AC + (SP1 × OS1))/(SP1 × OS0)

  Where

  CR0 = the conversion rate in effect on the day immediately following the date such tender or exchange offer expires;

  CR1 = the conversion rate in effect on the second day immediately following the date such tender or exchange offer expires;

  AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares of our common stock purchased in such tender or exchange offer;

  OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

  OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

  SP1 = the closing sale price per share of our common stock for the trading day immediately following the date such tender or exchange offer expires.

        If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

        Any adjustment to the conversion rate made pursuant to this paragraph (5) shall become effective on the second day immediately following the date such tender offer or exchange offer expires. If we or one of our subsidiaries is obligated to purchase shares of our common stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, we will re-adjust the new conversion rate to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

        If we have in effect a rights plan while any shares of our series D preferred stock remain outstanding, holders of shares of our series D preferred stock will receive, upon a conversion of such shares in respect of which we have elected to deliver shares of our common stock, in addition to such shares of our common stock, rights under our stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in any rights plan that our board of directors may adopt have separated from the common stock in accordance with the provisions of the applicable stockholder rights agreement so that holders of shares of our series D preferred stock would not be entitled to receive any rights in respect of our common stock that we elect to deliver upon conversion of shares of our series D preferred stock, we will adjust the conversion rate at the time of separation as if we had distributed to all holders of our capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

        Notwithstanding the foregoing, in no event will the conversion price be reduced below $0.01, subject to adjustment for share splits and combinations and similar events.

        We will not make any adjustment to the conversion rate if holders of shares of our series D preferred stock are permitted to participate, on an as-converted basis, in the transactions described above.

        The conversion rate will not be adjusted except as specifically set forth in this subsection entitled "—Conversion Rate Adjustments" and in "—Adjustment to Conversion Rate upon Certain Fundamental Changes." Without limiting the foregoing, the conversion rate will not be adjusted for:

  •
  the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  the issuance of any shares of our common stock or options or rights to purchase such shares pursuant to any of our present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program;

  •
  the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date shares of our series D preferred stock were first issued;

  •
  a change in the par value of our common stock;

  •
  accumulated and unpaid dividends or distributions; and

  •
  the issuance of shares of our common stock or the payment of cash upon redemption thereof.

        No adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. If the adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. In addition, at the end of each fiscal year, beginning with the fiscal year ending on December 31, 2008, we will give effect to any adjustments that we have otherwise deferred pursuant to this provision, and those adjustments, if any, will no longer be carried forward and taken into account in any subsequent adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the shares of our series D preferred stock are called for redemption, all adjustments not previously made will be made on the applicable redemption date. If certain of the possible adjustments to the conversion price of the shares of our series D preferred stock are made (or if failures to make certain adjustments occur), a holder of such shares may be deemed to have received a distribution from us even though such holder has not received any cash or property as a result of such adjustments. We intend to withhold federal income tax (in the case of a non-United States holder) with respect to any deemed distribution from us from cash payments of dividends and any payments in redemption, repurchase or conversion of the shares of our series D preferred stock. See "United States Federal Income Tax Considerations" in this prospectus supplement.

        In the case of the following events, each of which we refer to as a business combination:

  •
  any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

  •
  a consolidation, merger or combination involving us;

  •
  a sale, conveyance or lease to another corporation of all or substantially all of our property and assets (other than to one or more of our subsidiaries); or

  •
  a statutory share exchange;

in each case, as a result of which our common stockholders are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, a holder of shares of our series D preferred stock will be entitled thereafter to convert such shares of our series D preferred stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which the holder of shares of our series D preferred stock would have owned or been entitled to receive upon such business combination as if such holder of shares of our series D preferred stock held a number of shares of our common stock equal to the conversion rate in effect on the effective date for such business combination, multiplied by the number of shares of our series D preferred stock held by such holder of shares of our series D preferred stock. If such business combination also constitutes a fundamental change, a holder of shares of our series D preferred stock converting such shares will not receive a make-whole premium if such holder does not convert its shares of our series D preferred stock "in connection with" (as described in "—Adjustment to Conversion Rate Upon Certain Fundamental Changes") the relevant fundamental change. In the event that our common stockholders have the opportunity to elect the form of consideration to be received in such business combination, we will make adequate provision whereby the holders of shares of our series D preferred stock shall have a reasonable opportunity to determine the form of consideration into which all of the shares of our series D preferred stock, treated as a single class, shall be convertible from and after the effective date of such business combination. Such determination shall be based on the weighted average of elections made by the holders of shares of our series D preferred stock who participate in such determination, shall be subject to any limitations to which all of our common stockholders are subject, such as pro rata reductions applicable to any portion of the consideration payable in such business combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by our common stockholders and (2) two business days prior to the anticipated effective date of the business combination.

        We will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of shares of our series D preferred stock (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the transfer agent. If the effective date of a business combination is delayed beyond the initially anticipated effective date, the holders of shares of our series D preferred stock will be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. We may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of shares of our series D preferred stock to convert such holder's shares of our series D preferred stock into shares of our common stock prior to the effective date.

        To the extent permitted by law, we may, from time to time, increase the conversion rate for a period of at least 20 days if our board of directors determines that such an increase would be in our best interests. Any such determination by our board of directors will be conclusive. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to common stockholders resulting from any distribution of common stock or similar event.

We will give holders of shares of our series D preferred stock at least 15 business days' notice of any increase in the conversion rate.

        Except as described above in this section, we will not adjust the conversion rate for any issuance of shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock or rights to purchase shares of our common stock or such convertible, exchangeable or exercisable securities.

Adjustment to Conversion Rate upon Certain Fundamental Changes

        If, on or prior to April 15, 2018, a fundamental change takes place and a holder converts the series D preferred stock in connection with such fundamental change, we will increase, as described below, the conversion rate applicable to shares that are surrendered for conversion. A conversion of the series D preferred stock will be deemed for these purposes to be "in connection with" a fundamental change if the conversion date occurs from and including the effective date of such fundamental change to, and including, the fundamental change conversion date (as defined below under "—Special Conversion Right of Series D Preferred Shares upon a Fundamental Change; Company Repurchase Right") for that fundamental change.

        We will also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of our series D preferred stock of the anticipated effective date of any proposed fundamental change which will occur on or prior to April 15, 2018. We must make this mailing or publication at least 15 days before the anticipated effective date of the fundamental change. In addition, no later than the third business day after the completion of such fundamental change, we must make an additional notice announcing such completion.

        If a holder elects to convert in connection with a fundamental change, we will increase the conversion rate by reference to the table below, based on the date when the fundamental change becomes effective, which we refer to as the effective date, and the applicable price. If the fundamental change is a transaction or series of related transactions and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for our common stock in the fundamental change consists solely of cash, then the applicable price will be the cash amount paid per share of our common stock in the transaction. If the transaction is an asset sale and the consideration paid for our property and assets (or for the property and assets of us and our subsidiaries on a consolidated basis) consists solely of cash, then the applicable price will be the cash amount paid for our property and assets, expressed as an amount per share of our common stock outstanding on the effective date of the asset sale. In all other cases, the applicable price will be the average of the closing sale price per share of our common stock for the ten consecutive trading days immediately preceding the effective date. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during those ten consecutive trading days.

        The following table sets forth the number of additional shares of common stock per $25.00 liquidation preference of series D preferred stock that will be added to the conversion rate applicable to series D preferred stock that are converted in connection with a fundamental change, which we refer to as the make-whole premium. If an event occurs that requires an adjustment to the conversion rate, we will, on the date we must adjust the conversion rate, adjust each applicable price set forth in the column headers of the table below by multiplying the applicable price in effect immediately before the adjustment by a fraction:

  •
  whose numerator is the conversion rate in effect immediately before the adjustment; and

  •
  whose denominator is the adjusted conversion rate.

In addition, we will adjust the number of additional shares in the table below in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under "—Conversion Rate Adjustments."

Number of Additional Shares of Common Stock Issuable
per $25.00 Liquidation Preference

	Common Stock Share Price
Stock Price Effective Date
	$87.75	$105.00	$120.00	$135.00	$150.00	$165.00	$180.00	$195.00	$210.00	$225.00	$240.00	$255.00	$270.00
March 24, 2008	0.0372	0.0357	0.0285	0.0234	0.0197	0.0170	0.0148	0.0131	0.0117	0.0105	0.0095	0.0086	0.0079
April 15, 2009	0.0372	0.0328	0.0255	0.0205	0.0170	0.0144	0.0124	0.0109	0.0097	0.0087	0.0078	0.0071	0.0065
April 15, 2010	0.0372	0.0298	0.0222	0.0172	0.0138	0.0113	0.0096	0.0083	0.0073	0.0065	0.0058	0.0053	0.0048
April 15, 2011	0.0372	0.0270	0.0189	0.0137	0.0104	0.0082	0.0068	0.0058	0.0051	0.0045	0.0041	0.0037	0.0034
April 15, 2012	0.0372	0.0264	0.0166	0.0089	0.0053	0.0034	0.0025	0.0020	0.0017	0.0015	0.0014	0.0013	0.0012
April 15, 2013	0.0372	0.0261	0.0153	0.0073	0.0027	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
April 15, 2014	0.0372	0.0260	0.0151	0.0071	0.0025	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
April 15, 2015	0.0372	0.0259	0.0148	0.0066	0.0017	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
April 15, 2016	0.0372	0.0259	0.0148	0.0064	0.0014	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
April 15, 2017	0.0372	0.0256	0.0148	0.0062	0.0014	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
April 15, 2018	0.0372	0.0247	0.0135	0.0057	0.0010	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The exactly applicable share price and effective date may not be set forth in the table above, in which case:

  •
  if the actual applicable share price is between two applicable prices listed in the table above, or the actual effective date is between two dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the two applicable prices, or for the two dates based on a 365-day year, as applicable;

  •
  if the actual applicable price is greater than $270.00 per share (subject to adjustment), we will not increase the conversion rate as described above and no additional shares will be issuable upon conversion; and

  •
  if the actual applicable price is less than $87.75 per share (subject to adjustment), we will not increase the conversion rate as described above and no additional shares will be issuable upon conversion.

        However, we will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 0.2849. We will adjust this maximum conversion rate in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under "—Conversion Rate Adjustments."

        Our obligation to satisfy the additional share requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Special Conversion Right of Series D Preferred Stock upon a Fundamental Change; Company Repurchase Right

        On or prior to April 15, 2018, in the event of a fundamental change described below, when the applicable price of our common stock described above under "—Adjustment to Conversion Rate upon Certain Fundamental Changes" is less than $270.00 per share, then each holder of series D preferred stock will have the special right, or the fundamental change conversion right, in addition to any other applicable conversion right, to convert some or all of its series D preferred stock on the relevant fundamental change conversion date into a number of shares of our common stock per $25.00 liquidation preference equal to such liquidation preference plus an amount equal to accrued and unpaid dividends to, but not including, such fundamental change conversion date, divided by 98% of the market price of our common stock, or the fundamental change conversion rate. The market price of our common stock will be determined prior to the applicable fundamental change conversion date. The determination of the market price is described below under "—Determination of Market Price." A holder of series D preferred stock which has elected to convert such shares otherwise than pursuant to the fundamental change conversion right will not be able to exercise the fundamental change conversion right.

        If a holder of our series D preferred stock elects to convert such series D preferred stock as described in the preceding paragraph, we may elect, in lieu of that conversion, to repurchase for cash some or all of such series D preferred stock at a repurchase price equal to 100% of the liquidation preference of the series D preferred stock to be repurchased plus an amount equal to accrued and unpaid dividends to, but not including, such fundamental change conversion date, or the fundamental change repurchase price; provided that if the relevant fundamental change conversion date is on a date that is after a dividend record date and on or prior to the corresponding dividend payment date, we will pay such dividends to the holder of record on the corresponding dividend record date, which may or may not be the same person to whom we will pay the fundamental change repurchase price, and the fundamental change repurchase price will be equal to 100% of the liquidation preference of our series D preferred stock to be repurchased.

        In the event we elect to repurchase shares of our series D preferred stock that would otherwise be converted into common stock on a fundamental change conversion date, such shares of our series D preferred stock shall not be converted into common stock and the holder of such shares will be entitled to receive the fundamental change repurchase price in cash from us.

        Subject to the next sentence, the aggregate number of shares of our common stock issuable in connection with the exercise of the fundamental change conversion right may not exceed 2,507,120 shares (or 2,849,000 shares if the underwriters' over-allotment option is exercised in full) or such other number of shares of our common stock as shall then be authorized and available for issuance. If the number of shares of our common stock issuable upon such conversion would exceed 2,507,120 shares (or 2,849,000 shares if the underwriters' over-allotment option is exercised in full) or such other number of shares of our common stock as shall then be authorized and available for issuance, we will have the option to satisfy the remainder of such conversion in shares of our common stock that are authorized for issuance in the future. We will use our best efforts to have any such additional number of shares of our common stock authorized for issuance within 180 days of the fundamental change conversion date.

        Within 15 days after the occurrence of a fundamental change, we will provide to the holder of our series D preferred stock and the transfer agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice will state:

  •
  the events constituting the fundamental change;

  •
  the date of the fundamental change;

  •
  the last date on which the holder of our series D preferred stock may exercise the fundamental change conversion right;

  •
  to the extent applicable, the fundamental change conversion rate and the fundamental change repurchase price;

  •
  that we may elect to repurchase some or all of the shares of our series D preferred stock as to which the fundamental change conversion right may be exercised;

  •
  the method of calculating the market price of our common stock;

  •
  the fundamental change conversion date;

  •
  the name and address of the paying agent and the conversion agent;

  •
  the conversion rate and any adjustment to the conversion rate that will result from the fundamental change;

  •
  that series D preferred stock as to which the fundamental change conversion right has been exercised may be converted at the applicable conversion rate, if otherwise convertible, only if the notice of exercise of the fundamental change conversion right has been properly withdrawn; and

  •
  the procedures that the holder of series D preferred stock must follow to exercise the fundamental change conversion right.

        We will also issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first trading day following any date on which we provide such notice to the holders of our series D preferred stock.

        The fundamental change conversion date will be a date no less than 20 days nor more than 35 days after the date on which we give the above notice. To exercise the fundamental change conversion right, the holder of series D preferred stock must deliver, on or before the close of business on the fundamental change conversion date, the series D preferred stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice will state:

  •
  the relevant fundamental change conversion date;

  •
  the number of series D preferred stock to be converted; and

  •
  that the series D preferred stock are to be converted pursuant to the applicable provisions of the series D preferred stock.

        If the series D preferred stock is held in global form, the conversion notice must comply with applicable DTC procedures.

        Holders of series D preferred stock may withdraw any notice of exercise of its fundamental change conversion right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the fundamental change conversion date. The notice of withdrawal shall state:

  •
  the number of withdrawn shares of our series D preferred stock;

  •
  if certificated shares of our series D preferred stock have been issued, the certificate numbers of the withdrawn shares of our series D preferred stock; and

  •
  the number of shares of our series D convertible preferred stock, if any, which remain subject to the conversion notice.

        If the series D preferred stock is held in global form, the notice of withdrawal must comply with applicable DTC procedures.

        Series D preferred stock as to which the fundamental change conversion right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into shares of common stock in accordance with the fundamental change conversion right on the fundamental change conversion date, unless we have elected to repurchase such series D preferred stock.

        The holder of any shares of our series D preferred stock which we have elected to repurchase and as to which the conversion election has not been properly withdrawn will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change conversion date or the time of book-entry transfer or delivery of our series D preferred stock. If the paying agent holds cash sufficient to pay the fundamental change repurchase price of the series D preferred stock on the business day following the fundamental change conversion date, then:

  •
  the series D preferred stock will cease to be outstanding and dividends will cease to accrue (whether or not book-entry transfer of the series D preferred stock is made or whether or not the series D preferred stock certificate is delivered to the transfer agent); and

  •
  all of the other rights of the holder of our series D preferred stock will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the series D preferred stock).

A fundamental change generally will be deemed to occur at such time as:

  •
  consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to our common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of our company or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events pursuant to which all of the outstanding shares of our common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property more than 10% of which consists of cash, securities or other property that are not, or upon issuance will not be, traded on a national securities exchange;

  •
  any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), other than us or any of our or their majority-owned subsidiaries or any employee benefit plan of us or such subsidiary, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of our capital stock of then outstanding entitled to vote generally in elections of directors; or

  •
  during any period of 12 consecutive months after the date of original issuance of the series D preferred stock, persons who at the beginning of such 12 month period constituted our board of directors, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising our board of directors who were either members of the board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors.

        There is no precise, established definition of the phrase "all or substantially all" under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our property or assets, or of less than all of the property or assets of us and our subsidiaries on a consolidated basis, would permit a holder to exercise the fundamental change conversion right above.

        In connection with a fundamental change repurchase, we will comply with all U.S. federal and state securities laws in connection with any offer by us to repurchase the series D preferred stock upon a fundamental change.

        This fundamental change conversion and repurchase feature may make more difficult or discourage a party from taking over our company and removing incumbent management. We are not aware, however, of any specific effort to accumulate our capital stock with the intent to obtain control of our company by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change repurchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change conversion and repurchase feature is a result of negotiations between us and the underwriters.

        We could, in the future, enter into certain transactions, including recapitalizations that would not constitute a fundamental change but would increase the amount of debt outstanding or otherwise adversely affect the holders of series D preferred stock. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, and to permit us to elect to repurchase the series D preferred stock upon a fundamental change.

        If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. In addition, we currently have and may in the future incur additional indebtedness with similar change in control provisions permitting the holders thereof to accelerate or to require us to purchase such indebtedness upon the occurrence of similar events or on some specific dates. Our option to make a repurchase upon a fundamental change may be exercised by a third party that effects the payment of the fundamental change repurchase price in the manner, at the times and otherwise in compliance in all material respects with the requirements hereof and purchases all series D preferred stock as to which the fundamental change conversion right was properly exercised and not withdrawn and which we elected to repurchase and otherwise complies with the obligations in connection therewith.

Determination of Market Price

        Market price means, with respect to any fundamental change conversion date, the average of the closing sale prices of our common stock for the ten consecutive trading days ending on the third trading day prior to the fundamental change conversion date, appropriately adjusted to take into account the occurrence, during the period commencing on the first trading day of such ten trading day period and ending on the fundamental change conversion date of any event requiring an adjustment of the conversion rate as described under "—Conversion Rate Adjustments"; provided that in no event shall the market price be less than $0.01, subject to adjustment for share splits and combinations, reclassifications and similar events.

        Because the market price of our common stock is determined prior to the fundamental change conversion date, you will bear the market risk with respect to the value of our common stock, if any, to be received from the date as of which the market price is determined to the date on which you receive such shares. In addition, the market price of our common stock is an average price rather than the price as of a single date.

Transfer Agent

        The transfer agent and registrar for our common stock and our preferred stock is American Stock Transfer & Trust Company.

Form and Book-Entry System

        The series D preferred stock will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the series D preferred stock. Owners of beneficial interests in the series D preferred stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the series D preferred stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the series D preferred stock under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Uniformed Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        The series D preferred stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

  •
  DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days; or

  •
  we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

UNDERWRITING

        J.P. Morgan Securities Inc., Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of our series D preferred stock set forth opposite the underwriter's name.

Underwriter	Number of shares
J.P. Morgan Securities Inc.	3,520,000
Citigroup Global Markets Inc.	2,640,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,640,000

Total	8,800,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

        The underwriters propose to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the shares to dealers at the public offering price less a concession not to exceed $0.45 per share. If all of the shares are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,200,000 additional shares of our series D preferred stock at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment.

        We have agreed that, except pursuant to the underwriting agreement, for a 30 day period after the date of this prospectus supplement, we will not, without the underwriters' prior written consent, sell, contract to sell, or otherwise dispose of any common or preferred stock, other than (1) pursuant to employee stock option plans existing on the date of the underwriting agreement, (2) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of the underwriting agreement, or (3) in connection with acquisitions of assets or businesses in which such common or preferred stock is issued as consideration.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of the shares described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be made to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than € 43,000,000; and (3) an annual net turnover of more than € 50,000,000, as shown in its last annual or consolidated accounts; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of shares described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state. This EEA selling restriction is in addition to any other selling restrictions set out below.

        The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the underwriters.

Notice to Prospective Investors in the United Kingdom

        This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

        Neither this prospectus nor any other offering material relating to the shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the shares to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restraint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.734-1, D.744-1, D.754-1 and D.764 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with Article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

The shares may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Italy

        The offering of the shares has not been cleared by the Italian Securities Regulatory Commission (Commissione Nazionale per le Società e la Borsa, "CONSOB") pursuant to Italian securities legislation and, accordingly, the shares may not and will not be offered, sold or delivered, nor may or will copies of this prospectus or any other documents relating to the shares be distributed in Italy, except (i) to qualified investors, pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the "Financial Service Act") and as defined under Article 2(e)(i) through (iii) of Directive No. 2003/71/EC (the "Prospectus Directive"), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the Financial Service Act and Article 33 of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

        Any offer, sale or delivery of the shares or distribution of copies of this prospectus or any other document relating to the shares in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Service Act, Legislative Decree No. 385 of September 1, 1993, as amended (the "Italian Banking Law"), CONSOB Regulation No. 16190 of October 29, 2007, and any other applicable laws and regulations; and (ii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

        Any investor purchasing the shares in the offering is solely responsible for ensuring that any offer or resale of the shares it purchased in the offering occurs in compliance with applicable laws and regulations.

Other

        If you purchase shares of our series D preferred stock offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement and the accompanying prospectus.

        Our common stock is listed on the New York Stock Exchange under the symbol "ARE."

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

	Paid by us
	No Exercise	Full Exercise
Per share	$0.75	$0.75
Total	$6,600,000	$7,500,000

        In connection with the offering, the underwriters may purchase and sell shares of our series D preferred stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of our series D preferred stock in excess of the number of shares to be purchased by the underwriters in this offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short positions involve either purchases of the series D preferred stock in the open market after the distribution has been competed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of series D preferred stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the series D preferred stock. They may also cause the price of the series D preferred stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the exchange on which we are listed or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that the total expenses of this offering, other than underwriting discounts, will be approximately $0.5 million.

        The underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

        The net proceeds from this offering will be used to reduce the outstanding balance on our $1.9 billion credit facility. As of December 31, 2007, we had an aggregate of approximately $1.12 billion of borrowings outstanding on our unsecured line of credit and unsecured term loan. Citigroup Global Markets Inc. is a joint lead arranger for our unsecured line of credit and unsecured term loan for which they receive customary fees and expenses, and affiliates of the underwriters are also lenders thereunder.

        Affiliates of Citigroup Global Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are also lenders under our $200 million senior secured term loan facility for which they have received customary fees and expenses.

        A prospectus supplement and the accompanying prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by a third-party vendor or by one or more of the underwriters. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representatives will allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on such website is not part of the prospectus supplement and the accompanying prospectus.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

FEDERAL INCOME TAX CONSIDERATIONS

        In our accompanying prospectus dated April 24, 2006 (the "Prospectus"), we noted that, without future congressional action, the maximum tax rate for noncorporate taxpayers on long-term capital gains will increase to 20% in 2009, and the maximum tax rate on dividends to noncorporate taxpayers will increase to 35% in 2009 and 39.6% in 2011. As part of the Tax Increase Prevention and Reconciliation Act of 2005, and without further Congressional action, the maximum tax rate on such long-term capital gains will now increase to 20% in 2011, and the maximum tax rate on such dividends will now increase to 39.6% in 2011. Thus, all references in the section of the prospectus titled "Federal Income Tax Considerations" to the year 2009 or the date January 1, 2009 should now be to the year 2011 or the date January 1, 2011.

        In the Prospectus, the third paragraph of the section titled "Taxation of Our Company, General," should be replaced with the following: We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1996, and intend to continue to operate in a manner consistent with such election and all rules with which a REIT must comply. We have received from Morrison & Foerster LLP its opinion to the effect that, commencing with our taxable year ended December 31, 2004, we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations made by us as to factual matters (including representations concerning, among other things, our business and properties, the amount of rents attributable to personal property and other items regarding our ability to meet the various requirements for qualification as a REIT). The opinion is expressed as of its date, and Morrison & Foerster LLP has undertaken no obligation to advise holders of securities of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, qualification and taxation as a REIT depends upon our having met and continuing to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morrison & Foerster LLP.

        The Prospectus describes the material federal income tax considerations generally applicable to our stockholders and our election to be taxed as a "real estate investment trust" ("REIT") under the Code. The following discussion supplements, and should be read in conjunction with, that description and addresses the material federal income tax considerations particular to an investment in our series D preferred stock. As in our accompanying prospectus, the following discussion is based on current law, is for general information only and is not tax advice. This summary does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or, except to the extent discussed under the headings "Taxation of Tax-Exempt Stockholders" and "Taxation of Foreign Stockholders," to certain types of investors (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the U.S.) that are subject to special treatment under the federal income tax laws. This summary assumes that investors will hold our securities as "capital assets" (generally, property held for investment) under the Internal Revenue Code.

        YOU SHOULD CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SERIES D PREFERRED STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP OR DISPOSITION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

        For a description of the material federal income tax considerations applicable to the ownership and disposition of our common stock into which our series D preferred stock is convertible and our election to be taxed as a REIT under the Code, see our accompanying Prospectus. Unless otherwise noted or required by the context, references herein to "stockholders" and "holders" refer to holders of our series D preferred stock.

Taxation of Taxable Domestic Stockholders

        As long as we qualify as a REIT, distributions made to our taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary dividends and will not be eligible for the dividends-received deduction for corporations. Ordinary dividends will be taxable to our stockholders as ordinary income, except that prior to January 1, 2011, such dividends will be taxed at the rate applicable to long-term capital gains to the extent that such dividends are attributable to dividends received by us from non-REIT corporations (such as taxable REIT subsidiaries) or are attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). We do not expect a significant portion of our ordinary dividends to be eligible for taxation at long-term capital gain rates. Distributions that are designated as capital gain dividends and retained net capital gain will be taxed as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder has held its shares. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation. To the extent that we make distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a return of capital to the stockholder, reducing the tax basis of a stockholder's shares by the amount of such distribution, but not below zero, with distributions in excess of the stockholder's tax basis being taxable as capital gains, if the shares are held as a capital asset. In addition, any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any such month may be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Federal income tax rules may also require that minimum tax adjustments and preferences be apportioned to our stockholders.

        For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock (including the series D preferred stock) and then to our outstanding common stock.

        If a stockholder sells or disposes of shares of our series D preferred stock, except as set forth below under "Redemption or Repurchase by Us", it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder's adjusted basis in the shares for tax purposes. In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss, to the extent of distributions from us required to be treated by such stockholder as long-term capital gains. Gain from the sale or exchange of shares held for more than one year is taxed at a maximum capital gain rate of 15% for individuals for sales or exchanges occurring prior to January 1, 2011 (and 20% for sales and exchanges occurring thereafter). Pursuant to Internal Revenue Service guidance, we may classify portions of our capital gain dividends as gains eligible for the 15% (or 20%) maximum capital gains rate or as unrecaptured Internal Revenue Code Section 1250 gain taxable at a maximum rate of 25%.

        If we elect to retain capital gains rather than distribute them, a stockholder will be deemed to receive a capital gain dividend equal to the amount of such retained capital gains. Such gains are subject to apportionment among the two rate groups set forth above. In such a case, a stockholder will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the stockholder.

        Our stockholders should consult their tax advisors with respect to taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains and other income.

Adjustments to Conversion Rate

        The conversion rate of our series D preferred stock is subject to adjustment under specified circumstances. In certain circumstances, U.S. stockholders who hold our series D preferred stock may be deemed to have received a distribution of our stock if and to the extent that the conversion rate is adjusted, resulting in dividend income to the extent of our current and accumulated earnings and profits. In addition, the failure to provide for such an adjustment may also result in a deemed distribution. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the series D preferred stock generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments (including, without limitation, adjustments in respect of taxable dividends to our stockholders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a holder of series D preferred stock will be deemed to have received constructive distributions from us, even though such stockholder has not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from us are described above.

Redemption or Repurchase by Us

        A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if, within the meaning of Section 302(b) of the Code, it:

  •
  is "substantially disproportionate" with respect to the U.S. stockholder;

  •
  results in a "complete termination" of the U.S. stockholder's stock interest in us;

  •
  is "not essentially equivalent to a dividend" with respect to the U.S. stockholder; or

  •
  in the case of noncorporate stockholders, is in "partial liquidation" of us.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, generally must be taken into account.

        Because the determination of whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

        If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. stockholder's adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. stockholder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely. If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above.

        Under certain circumstances, we may redeem or repurchase the series D preferred stock for an amount greater than its issue price. We intend to take the position that the preferred stock is not issued with a redemption premium as a result of such rights, and that any payments of such additional amounts should be taxable to a holder of series D preferred stock as described above. This position is based in part on the assumption that any such premium is solely in the nature of a penalty for premature redemption or, as of the issue date of the series D preferred stock, the possibility that we will redeem or repurchase shares of series D preferred stock is not "more likely than not" to occur within the meaning of applicable Treasury Regulations. However, the IRS may take a contrary position from that described above, which could affect the timing and character of a holder's income on the series D preferred stock.

Conversion of Our Series D Preferred Stock into Common Stock

        Except as provided below, a U.S. stockholder generally will not recognize gain or loss upon the conversion of our series D preferred stock into our common stock. Except as provided below, a U.S. stockholder's basis and holding period in the common stock received upon conversion generally will be the same as those of the converted series D preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Although not entirely free from doubt, we intend to take the position that any cash payment you make to us in connection with a conversion of shares of series D preferred stock should be added to your basis in our common shares you receive upon conversion. You should consult your tax advisor regarding the treatment of any such payment for federal income tax purposes, including your basis and holding period of the shares acquired upon conversion.

        Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the series D preferred stock for more than one year.

Back-up Withholding

        We will report to our domestic stockholders and to the Internal Revenue Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to the paid distributions. Under the back-up withholding rules, a stockholder may be subject to back-up withholding at applicable rates on distributions paid unless the stockholder is a corporation or is otherwise specifically exempt from back-up withholding and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from back-up withholding, and complies with applicable requirements of the back-up withholding rules. A stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as back-up withholding will be credited against the stockholder's income tax liability. In addition, we may be required to withhold a portion of any capital gain distributions made to any stockholders who fail to certify their non-foreign status to us. Currently, the back-up withholding rate is 28%. The rate is scheduled to increase to 31% for taxable years 2011 and thereafter.

Taxation of Tax-Exempt Stockholders

        The Internal Revenue Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income. Subject to the discussion below regarding a "pension-held REIT," based upon the ruling, the analysis in the ruling and the statutory framework of the Internal Revenue Code, distributions by us to a stockholder that is a tax-exempt entity should also not constitute unrelated business taxable income, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" (within the meaning of the Internal Revenue Code), and that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and consistent with our present intent, that we do not hold a residual interest in a real estate mortgage investment conduit.

        However, if any pension or other retirement trust that qualifies under Section 401(a) of the Internal Revenue Code holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute unrelated business taxable income. For these purposes, a "pension-held REIT" is defined as a REIT that would not have qualified as a REIT but for the provisions of the Internal Revenue Code which look through such a qualified pension trust in determining ownership of stock of the REIT and at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts, each owning more than a 10% interest by value in the REIT, hold in the aggregate more than 50% by value of the interests in such REIT. We do not believe that we are, and we do not expect to become, a pension-held REIT.

Taxation of Foreign Stockholders

        We will qualify as a "domestically controlled qualified investment entity" so long as we qualify as a REIT and less than 50% in value of our shares are held by foreign persons, for example, nonresident aliens and foreign corporations, partnerships, trusts and estates. It is currently anticipated that we will qualify as a domestically controlled qualified investment entity. Under these circumstances, our stock should not constitute a "United States real property interest", or USRPI, and gain from the sale of the shares by a foreign person in a taxable year should not be subject to U.S. taxation, unless such gain is effectively connected with such person's U.S. business, attributable to certain "wash sale" transactions or, in the case of an individual foreign person, such person is present within the U.S. for more than 182 days in such taxable year.

        Distributions of cash generated by our real estate operations, but not by our sale or exchange of our properties, that are paid to foreign persons generally will be subject to U.S. withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and the foreign stockholder files the required form with us evidencing such lower rate or unless the foreign stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is "effectively connected" income. Under applicable Treasury Regulations, foreign stockholders generally must provide the Internal Revenue Service Form W-8ECI beginning January 1, 2000 and every three years thereafter unless the information on the form changes before that date.

        Distributions of proceeds attributable to the sale or exchange by us of U.S. real property interests are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may be subject to branch profits tax in the hands of a stockholder which is a foreign corporation if it is not entitled to treaty relief or exemption. However, these distributions will not be subject to tax under the Foreign Investment in Real Property Tax Act or the branch profits tax, and will instead be taxed in the same manner as distributions of cash generated by our real estate operations other than the sale or exchange of properties (as described above) if:

  •
  the distribution is made with regard to a class of shares that is regularly traded on an established securities market in the United States; and

  •
  the recipient shareholder does not own more than 5% of that class of shares at any time during the year within which the distribution is received.

        Our common stock currently is "regularly traded" on an established securities market, although we cannot guarantee that it will be so traded in the future. We do not expect that our series D preferred stock will be "regularly traded" on an established securities market. However, even if our series D preferred stock is not so traded and shares of our stock are USRPIs, gain arising from the sale or other taxable disposition by a non-U.S. stockholder of our series D preferred stock will not be subject to United States taxation under FIRPTA as a sale of a USRPI, if our common stock is part of a class of stock that is "regularly traded" on an established securities market and the applicable non-United States stockholder has not, at the time it acquires the series D preferred stock, and at certain other times described in the applicable Treasury Regulations, directly or indirectly held series D preferred stock (and in certain cases other direct or indirect interests in our stock) that had a fair market value in excess of 5% of the fair market value of all of our outstanding common stock.

        If gain on the sale or other taxable disposition of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or other taxable disposition of our stock is subject to tax under FIRPTA, the purchaser of the stock would be required to withhold and remit to the IRS 10% of the purchase price unless an exception applies.

        We are required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person owning more than 5% of the relevant class of shares that could be designated by us as a capital gain dividend. Any amount so withheld is creditable against the foreign stockholder's Foreign Investment in Real Property Tax Act tax liability.

        In general, the rules applicable to distribution to non-U.S. stockholders above are also applicable to deemed distributions to non-U.S. stockholders resulting from adjustments to the conversion rate of the series D preferred stock. We discuss deemed distributions from adjustments to the conversion rate under the heading "Taxation of Taxable Domestic Stockholders".

Conversion of Series D Preferred Stock into Common Stock

        Except as provided below, a non-U.S. stockholder generally will not recognize gain or loss upon the conversion of our series D preferred stock into our common stock, provided our series D preferred stock does not constitute a USRPI. Even if our series D preferred stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our series D preferred stock into our common stock provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. stockholder's basis and holding period in the common stock received upon conversion will be the same as those of the converted series D preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Although not entirely free from doubt, we intend to take the position that any payment you make to us in connection with a conversion of shares of series D preferred stock should be added to your basis in our common shares you receive upon conversion. You should consult your tax advisor regarding the treatment of any such payment for federal income tax purposes.

        Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share.

        The federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, any foreign investors should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investment in us.

Tax Rates

        Long-term capital gains and "qualified dividends" received by an individual are generally subject to federal income tax at a maximum rate of 15%. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our dividends generally are not eligible for the 15% maximum tax rate on qualified dividends. As a result, our ordinary REIT dividends are taxed at the higher tax rates applicable to ordinary income. However, the 15% maximum tax rate for long-term capital gains and qualified dividends generally applies to:

  •
  your long-term capital gains, if any, recognized on the disposition of our shares;

  •
  our distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to a 25% tax rate);

  •
  our dividends attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries; and

  •
  our dividends to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

        Without future congressional action, the maximum tax rate on long-term capital gains will increase to 20% in 2011, and the maximum rate on dividends will move to 39.6% in 2011.

Possible Legislative or Other Actions Affecting Tax Consequences

        Prospective stockholders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process, the Internal Revenue Service and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

State and Local Taxes

        We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effects of state and local tax laws on an investment in the offered securities.

LEGAL MATTERS

        Certain legal matters relating to this offering will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California, and certain matters with respect to Maryland law, including the validity of the shares of the series D preferred stock offered hereby, will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York. Morrison & Foerster LLP and Clifford Chance US LLP will rely upon the opinion of Venable LLP as to all matters of Maryland law.

EXPERTS

        The consolidated financial statements and schedule of Alexandria Real Estate Equities, Inc. appearing in Alexandria Real Estate Equities, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of Alexandria Real Estate Equities, Inc.'s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Alexandria Real Estate Equities, Inc.

Common Stock	Warrants
Preferred Stock	Debt Securities

        We may offer from time to time common stock, preferred stock, warrants or debt securities.

        Each time that we sell securities under this prospectus, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or such other offering material.

        We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements or other offering material. We also may sell securities directly to investors.

        Our common stock is traded on the New York Stock Exchange under the symbol "ARE."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 24, 2006.

About this Prospectus	i
Where You Can Find More Information	1
Alexandria Real Estate Equities, Inc.	3
Securities That We May Offer	4
Use of Proceeds	4
Description of Stock	5
Description of Warrants	11
Description of Debt Securities	12
Description of Global Securities	18
Provisions of Maryland Law and of Our Charter and Bylaws	20
Federal Income Tax Considerations	25
Legal Matters	37
Experts	37
Forward-Looking Statements	37

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the United States Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell the common stock, preferred stock, warrants or debt securities described in this prospectus, any prospectus supplement or any other offering material:

  •
  from time to time and in one or more offerings;

  •
  in one or more series; and

  •
  in any combination thereof.

        Neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. To understand fully the terms of the securities we are offering with this prospectus, you should carefully read this entire prospectus, the applicable prospectus supplement and any other offering material, as well as the documents we have incorporated by reference. We are subject to the informational requirements of the Securities Exchange Act of 1934, or Exchange Act, and therefore file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules or regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of each document.

        YOU SHOULD CAREFULLY READ THIS PROSPECTUS, THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY APPLICABLE OTHER OFFERING MATERIAL, AS WELL AS THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE AS DESCRIBED UNDER THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION." WE ARE NOT MAKING AN OFFER OF THE SECURITIES OFFERED HEREBY IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

        THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR OTHER OFFERING MATERIAL.

i

        The information in this prospectus is accurate as of April 24, 2006.    You should rely only on the information contained in this prospectus, the applicable prospectus supplement and/or other offering materials, and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus, the applicable prospectus supplement, our other offering materials or the documents we have incorporated by reference is accurate as of any date other than the date of the respective document.

ii

WHERE YOU CAN FIND MORE INFORMATION

Where Documents are Filed; Copies of Documents

        We are subject to the informational requirements of the Exchange Act in accordance with which we file reports, proxy statements and other information with the SEC. This registration statement, the exhibits and schedules forming a part thereof, and the reports, proxy statements and other information we have filed with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such material also may be accessed by visiting the following internet website maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC: http://www.sec.gov. In addition, our common stock listed on the New York Stock Exchange, and similar information regarding us and the information we provide to the exchange may be inspected and copied at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        You may also access further information about us by visiting our website at http://labspace.com. Please note that the information and materials found on our website, except for our SEC filings expressly described below, are not part of this prospectus and are not incorporated by reference into this prospectus.

Incorporation of Documents by Reference

        We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by the SEC, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Instead, the SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose particular important information to you without actually including such information in this prospectus by simply referring you to another document that we filed separately with the SEC.

        The information we incorporate by reference is an important part of this prospectus and should be carefully read in conjunction with this prospectus and any prospectus supplement. Information that we file with the SEC after the date of this prospectus will automatically update and may supersede some of the information in this prospectus as well as information we previously filed with the SEC and that was incorporated by reference into this prospectus.

        The following documents are incorporated by reference into this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC on March 16, 2006;

  •
  the description of our common stock contained in the Registration Statement on Form 8-A filed on May 14, 1997, including any amendments or reports filed for the purpose of updating such description;

  •
  the description of our preferred stock purchase rights contained in the registration statement on Form 8-A, as filed with the SEC on February 10, 2000, including any amendments or reports filed for the purpose of updating such description; and

  •
  all reports or documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those that we "furnish" pursuant to Item 2.02 or 7.01 of Form 8-K or other information "furnished" to the SEC) after the date of this prospectus and prior to the termination of the offering.

        If information in any of these incorporated documents conflicts with information in this prospectus, prospectus supplement or any other offering materials, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

        You may request from us at no cost a copy of any document we incorporate by reference, excluding all exhibits to such incorporated documents (unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document), by making such a request in writing or by telephone to the following address:

Alexandria Real Estate Equities, Inc.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101
Attention: Corporate Secretary
(626) 578-0777

        Except as provided above, no other information (including information on our website) is incorporated by reference into this prospectus.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

        We are a Maryland corporation formed in October 1994 that has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. We are engaged primarily in the ownership, operation, management, acquisition, and selective redevelopment and development of high quality, strategically located properties containing office/laboratory space designed and improved for lease primarily to institutional (universities and not-for-profit institutions), pharmaceutical, biotechnology, life science product, service, biodefense, and translational research entities, as well as related government agencies. Our properties leased to tenants in the life science industry typically consist of buildings containing scientific research and development laboratories and other improvements that are generic to tenants operating in the life science industry. We refer to such properties as "life science properties."

        As of December 31, 2005, we owned 134 properties (131 properties located in nine states and three located in Canada) with approximately 8.8 million rentable square feet of office/laboratory space.

        For additional information regarding our business, we refer you to our filings with the SEC incorporated by reference in this prospectus. See "Where You Can Find More Information."

        Our principal executive offices are located at 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101 and our telephone number is (626) 578-0777.

SECURITIES THAT WE MAY OFFER

        We may issue from time to time, in one or more offerings, the following securities:

  •
  common stock;

  •
  preferred stock;

  •
  warrants; and/or

  •
  debt securities.

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement or other offering material, summarize all the material terms and provisions of the various types of securities that we may offer under this prospectus. The particular terms of the securities offered by this prospectus will be described in a prospectus supplement or other offering material.

        This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. The summaries contained in this prospectus and in any prospectus supplements or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See "Where You Can Find More Information" to find out how you can obtain a copy of those documents.

        The terms of any offering of securities, the initial offering price of any such offering and the net proceeds to us, will be contained in the prospectus supplement or other offering material relating to that offering.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities to reduce the outstanding balance on our unsecured line of credit or other borrowings or for general corporate purposes. If initially used to pay down our line of credit, we may then borrow from time to time under the line of credit to provide funds for general working capital and other corporate purposes, including the acquisition of additional life science properties and the redevelopment or development of existing or new properties.

DESCRIPTION OF STOCK

        The following summary of the terms of our stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law and our charter and bylaws. See "Additional Information."

General

  Our charter provides that we may issue up to

  •
  100,000,000 shares of common stock;

  •
  100,000,000 shares of preferred stock; and

  •
  200,000,000 shares of "excess stock" (as described below).

        Of our preferred stock,

  •
  1,610,000 shares are classified as 9.50% Series A cumulative redeemable preferred stock, or Series A preferred stock;

  •
  2,300,000 shares are classified as 9.10% Series B cumulative redeemable preferred stock, or Series B preferred stock;

  •
  5,750,000 shares are classified as 8.375% Series C cumulative redeemable preferred stock, or Series C preferred stock; and

  •
  500,000 shares are classified as Series A Junior Participating preferred stock, or Series A junior preferred stock.

        As of March 13, 2006 the following securities were issued and outstanding:

  •
  22,778,820 shares of our common stock;

  •
  no shares of our Series A preferred stock or Series A junior preferred stock;

  •
  2,300,000 shares of our Series B preferred stock; and

  •
  5,185,500 shares of our Series C preferred stock.

        All 1,543,500 previously issued and outstanding shares of our Series A preferred stock were redeemed as of July 7, 2004.

        Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations.

Common Stock

        Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock, holders of our common stock are entitled to receive dividends on such shares if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Our holders of common stock are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

        Subject to the provisions of our charter regarding the restrictions on transfer of our stock, each outstanding share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of our stock, the holders of such shares will possess the exclusive voting power. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of our common stock generally have no preference, conversion, exchange, sinking fund or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding restriction on transfer of our stock, shares of our common stock will each have equal distribution, liquidation and other rights.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

        Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "ARE." Any additional shares of common stock we issue will also be listed on the New York Stock Exchange upon official notice of issuance.

Preferred Stock

        Our charter authorizes our board of directors, without the approval of our stockholders, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series, as authorized by our board of directors. Prior to the issuance of shares of any series, our board of directors is required by the Maryland General Corporation Law and our charter to set, subject to the provisions of our charter regarding restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series, all of which will be set forth in articles supplementary to our charter adopted for that purpose by our board of directors or a duly authorized special committee thereof. Using this authority, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or for other reasons be desired by them.

        Upon issuance against full payment of the purchase price therefor, shares of preferred stock will be fully paid and nonassessable. The specific terms of a particular class or series of preferred stock to be offered pursuant to this prospectus will be described in the prospectus supplement or other offering material relating to that class or series, including a prospectus supplement or other offering material providing that preferred stock may be issuable upon the exercise of warrants or conversion of other securities issued by us. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement or other offering material do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

        Rank.    Unless otherwise specified in the applicable prospectus supplement or other offering material, our preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

  •
  senior to all classes or series of our common stock, and to all our equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up;

  •
  on a parity with all equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

  •
  junior to all our existing and future indebtedness and to any class or series of equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

        Conversion Right.    The terms and conditions, if any, upon which any shares of any class or series of our preferred stock are convertible into shares of our common stock will be set forth in the applicable prospectus supplement or other offering material relating thereto. Such terms will include:

  •
  the number of shares of our common stock into which the shares of our preferred stock are convertible;

  •
  the conversion price (or manner of calculation thereof);

  •
  the conversion period;

  •
  provisions as to whether conversion will be at the option of the holders of such class or series of our preferred stock or us;

  •
  the events requiring an adjustment of the conversion price; and

  •
  provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power To Issue Additional Shares Of Common Stock And Preferred Stock

        We believe that the power of our board of directors to authorize us to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financing and acquisition transactions and in meeting other needs that may arise. The additional classes or series of our preferred stock, as well as our common stock, will be available for issuance without further action by our stockholders, unless further action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no present intention to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or for other reasons be desired by them.

Restrictions On Ownership And Transfer

        In order to qualify as a REIT under the Internal Revenue Code, not more than 50% of the value of our outstanding stock may be owned, directly or constructively, by five or fewer individuals or entities (as set forth in the Internal Revenue Code) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). Furthermore, shares of our outstanding stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.

        In order for us to maintain our qualification as a REIT, our charter provides for an ownership limit, which prohibits, with certain exceptions, direct or constructive ownership of shares of stock representing more than 9.8% of the combined total value of our outstanding shares of stock by any person, as defined in our charter.

        Our board of directors, in its sole discretion, may waive the ownership limit for any person. However, our board of directors may not grant such waiver if, after giving effect to such waiver, five individuals could beneficially own, in the aggregate, more than 49.9% of the value of our outstanding stock. As a condition to waiving the ownership limit, our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine our status as a REIT. Notwithstanding the receipt of any such ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting a waiver.

        Our charter further prohibits any person from:

  •
  beneficially or constructively owning shares of our stock that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code; and

  •
  transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons.

        Any transfer in violation of any of these restrictions is void ab initio. Any person who acquires or attempts to acquire beneficial or constructive ownership of shares of our stock in violation of the foregoing restrictions on transferability and ownership is required to give us notice immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify, or to attempt to qualify, as a REIT.

        If any transfer of shares of our stock or other event occurs that would result in any person beneficially or constructively becoming the owner of shares of our stock in excess or in violation of the above transfer or ownership limitations, or becoming a prohibited owner, then that number of shares of our stock (rounded up to the nearest whole share) the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations shall be automatically exchanged for an equal number of shares of excess stock. Those shares of excess stock will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner will generally not acquire any rights in such shares. This automatic exchange will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of excess stock held in the trust will be issued and outstanding shares of our stock. The prohibited owner will not:

  •
  benefit economically from ownership of any shares of excess stock held in the trust;

  •
  have any rights to distributions thereon; or

  •
  possess any rights to vote or other rights attributable to the shares of excess stock held in the trust.

        The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to us upon demand, or, at our sole election, will be offset against any future dividends or distributions payable to the purported transferee or holder, and any dividend or distribution authorized but unpaid will be rescinded as void ab initio with respect to such shares of stock and promptly thereafter paid over to the trustee with respect to such shares of excess stock, as trustee of the trust for the exclusive benefit of the charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of excess stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee will have the authority (at the trustee's sole discretion) to:

  •
  rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trustee, and

  •
  recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

        However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

        Within 180 days after the date of the event that resulted in shares of our excess stock being transferred to the trust (or as soon as possible thereafter if the trustee did not learn of such event within such period), the trustee shall sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and those shares of excess stock will be automatically exchanged for an equal number of shares of the same class or series of stock that originally were exchanged for the excess stock.

        The trustee shall distribute to the prohibited owner, as appropriate:

  •
  the price paid by the prohibited owner for the shares;

  •
  if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the "market price" (as defined in our charter) of such shares on the day of the event causing the shares to be held in the trust; or

  •
  if the exchange for excess stock did not arise as a result of a purported transfer, the market price of such shares on the day of the other event causing the shares to be held in the trust.

        If such shares are sold by a prohibited owner, then to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee.

        All certificates representing shares of common stock and preferred stock will bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as may be required by our charter, the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide us such additional information as we may reasonably request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT. In addition, each stockholder will be required upon demand to provide us such information as we may reasonably request in order to determine our status as a REIT, to comply with the requirements of any taxing authority or governmental authority or to determine such compliance, or to comply with the REIT provisions of the Internal Revenue Code.

        These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the holders of our common stock or for other reasons be desired by them.

DESCRIPTION OF WARRANTS

        We may issue warrants representing rights to purchase shares of our preferred stock, common stock or our debt securities. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or other offering material and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement or other offering material. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants offered hereby.

        The applicable prospectus supplement or other offering material will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, terms and number of shares of our preferred stock or common stock purchasable upon exercise of the warrants;

  •
  the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such security;

  •
  the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable, including any limitations on ownership and transfer of the warrants that may be appropriate to preserve our status as a REIT;

  •
  the price at which each share of our preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants will commence and the date on which such right relating to the warrants expires;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures applicable to the warrants, if any;

  •
  a description of federal income tax consequences; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

        The debt securities that we may offer will be issued under indentures between us and a trustee. The following is a summary of the material provisions of the form of indenture included as an exhibit to the registration statement of which this prospectus is part for additional information. Unless the context requires otherwise, this prospectus refers to that indenture as the "indenture."

        The following summary of some of the material provisions of the indenture and of our debt securities is not complete and is subject to the detailed provisions of the applicable indenture to be entered into between us and the applicable trustee. For a full description of these provisions, including the definition of some terms used in this prospectus, and for other information regarding the debt securities, see the applicable indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or prospectus supplement or other offering material.

        The following summarizes what we expect to be certain general terms and provisions of the debt securities. Each time we offer debt securities, the prospectus supplement or other offering material relating to that offering will describe the terms of the debt securities we are offering.

General

        We may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The debt securities will be unsecured and unsubordinated obligations and will rank equally and ratably with other unsecured and unsubordinated obligations outstanding from time to time, unless stated otherwise in the applicable supplemental indenture.

        Unless otherwise indicated in the prospectus supplement or other offering material, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. The debt securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement or other offering material, in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

        The prospectus supplement or other offering material will describe the following terms of the debt securities we are offering:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the principal of the debt securities is payable;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, and the regular record date for the interest payable on any interest payment date;

  •
  the place or places where the principal of and any premium and interest on the debt securities will be payable;

  •
  the person who is entitled to receive any interest on the debt securities, if other than the record holder on the record date;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

  •
  our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which we will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

  •
  the currency, currencies or currency units in which we will pay the principal of and any premium and interest on any debt securities, if other than the currency of the United States of America and the manner of determining the equivalent in U.S. currency;

  •
  if the amount of payments of principal of or any premium or interest on any debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

  •
  if the principal of or any premium or interest on any debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;

  •
  if other than the debt securities' principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

  •
  the applicability of the provisions described in the section of this prospectus captioned "Defeasance and Covenant Defeasance;"

  •
  if the debt securities will be issued in whole or in part in the form of a book-entry security as described in this prospectus, the depository we appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

  •
  any provisions related to the conversion or exchange of the debt securities into our common stock or other debt securities;

  •
  any provisions regarding the status and ranking of the debt securities; and

  •
  any other terms of the debt securities.

        We may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement or other offering material will describe the federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. "Original issue discount securities" means any debt security that provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an "Event of Default."

        The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

Covenants

        The prospectus supplement or other offering material will describe any material covenants of a series of debt securities.

Events of Default

        With respect to a series of debt securities, any one of the following events will constitute an event of default under the indenture:

  •
  failure to pay any interest on any debt security of that series when due, continued for 30 days;

  •
  failure to pay principal of or any premium on any debt security of that series when due;

  •
  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  •
  our failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

  •
  certain events involving our bankruptcy, insolvency or reorganization; or

  •
  any other event of default provided with respect to debt securities of that series.

        If any event of default occurs and continues, either the trustee or the holders of at least 25 percent in principal amount of the outstanding debt securities of that series may declare the principal amount or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, of all the debt securities of that series to be due and payable immediately by a notice in writing to us, and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. After acceleration, but before a judgment or decree for payment based on acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may by written notice to us and the trustee, under specified circumstances, rescind and annul the acceleration.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement or other offering material. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. The prospectus supplement or other offering material relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

        The indenture in part provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default;

  •
  the holders of at least 25 percent in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee;

  •
  the trustee has not instituted proceedings within 60 days after receipt of such notice; and

  •
  the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request during the 60 day period.

However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on its debt securities on or after the respective due dates.

        We are required to furnish to the trustee annually a statement as to our performance of certain obligations under the indenture and as to any default.

Modification and Waiver

        We and the trustee may modify and amend the indenture with the consent of the holders of not less than the majority in aggregate principal amount of the outstanding debt securities of each series which is affected. Neither we nor the trustee may, however, modify or amend the indenture without the consent of the holders of all debt securities affected if such action would:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, or the premium payable upon redemption, if any, or, except as otherwise provided in the prospectus supplement or other offering material, interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

  •
  change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity thereof, or in the case of redemption, on or after the redemption date;

  •
  modify the conversion provisions, if any, of any debt security in a manner adverse to the holder of the debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

  •
  modify certain provisions of the indenture, except to increase any percentage of principal amount whose holders are required to approve any change to such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except a default

  •
  in the payment of principal, premium or interest and

  •
  in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series who were affected.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into any other company or entity or convey, transfer or lease its properties and assets substantially as an entirety and may not permit any company or entity to merge into or consolidate with us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

  •
  in the case we consolidate with or merge into another person or convey, transfer or lease our properties and assets substantially as an entirety to any person, the person formed by that consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and expressly assumes our obligations on the debt securities under a supplemental indenture;

  •
  immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing;

  •
  if our properties or assets become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indenture, we or such successor, as the case may be, takes the necessary steps to secure the debt securities equally and ratably with, or prior to, all indebtedness secured thereby; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating compliance with these provisions.

Defeasance and Covenant Defeasance

        The indenture provides, unless otherwise indicated in the prospectus supplement or other offering material relating to that particular series of debt securities, that, at our option, we:

  •
  will be discharged from any and all obligations in respect of the debt securities of that series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust; or

  •
  need not comply with certain restrictive covenants of the indenture and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned "Events of Default" will no longer be an event of default, in each case, if we deposit, in trust, with the trustee, money or U.S. Government obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the debt securities of that series.

        We may establish this trust only if, among other things:

  •
  no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency at any time during the period ending on the 121st day after the date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of the deposit;

  •
  the defeasance will not cause the trustee to have any conflicting interest with respect to any other of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a "regulated investment company;"

  •
  the defeasance will not result, in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound; and

  •
  we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of the first item above, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

If we fail to comply with remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under the second item of the first sentence of this section and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

DESCRIPTION OF GLOBAL SECURITIES

Book-Entry, Delivery and Form

        The common stock, preferred stock, warrants or debt securities may be issued in book-entry form and represented by one or more global notes or global securities. The global securities are expected to be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised each of the issuing companies that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC's records. The ownership interest of the actual purchaser of a security, which is sometimes referred to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive any payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the securities of such series to be redeemed in accordance with DTC's procedures.

        In any case where a vote may be required with respect to securities, neither DTC nor Cede & Co. will give consents for or vote the global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

        So long as securities are in book-entry form, we will make payments on securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

        Principal and interest payments on the securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each purchaser of securities must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC is under no obligation to provide its services as depositary for the securities and may discontinue providing its services at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

        As noted above, each purchaser of securities generally will not receive certificates representing those securities. However, we will prepare and deliver certificates for such securities in exchange for the securities evidenced by the global securities if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  •
  we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

  •
  an event of default under the indenture has occurred and is continuing with respect to such series of securities.

        Any interest in a global security that is exchangeable under the circumstances described above will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of securities evidenced by the global securities.

PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland General Corporation Law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland General Corporation Law and our charter and bylaws. See "Additional Information."

Board Of Directors

        Our bylaws provide that the number of our directors may be established by our board of directors, but may not be fewer than the minimum number required by the Maryland General Corporation Law nor more than 15. Any vacancy may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. All directors are elected to hold office until the next annual meeting of our stockholders and until their successors are duly elected and qualify.

Business Combinations

        Under the Maryland General Corporation Law, specified "business combinations" (including a merger, consolidation, share exchange or, in specified circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and:

  •
  any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

  •
  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the 10% or more beneficial owner acquires such status.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five year period, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and

  •
  two thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the 10% or more beneficial owner with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive "a minimum price" (as defined in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the 10% or more beneficial owner for its shares.

        These provisions of the Maryland General Corporation Law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the 10% or more beneficial owner acquires such status. Our board of directors has adopted a resolution providing that the "business combination" provisions of the Maryland General Corporation Law shall not apply to us generally and that such resolution is irrevocable unless revocation, in whole or in part, is approved by the holders of a majority of the outstanding shares of common stock, but revocation will not affect any business combination consummated, or any business combination contemplated by any agreement entered into, prior to the revocation. As a result of the foregoing, any person who becomes a 10% or more beneficial owner may be able to enter into business combinations with us that may not be in the best interest of the stockholders, without our compliance with the business combination provisions of the Maryland General Corporation Law.

Control Share Acquisitions

        The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

        A "control share acquisition" means the acquisition of control shares, subject to specified exceptions.

        Under Maryland law, a person who has made or proposes to make a control share acquisition, upon satisfaction of specified conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of the stockholders.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to specified conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a meeting of the stockholders and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. Our board of directors has resolved that, subject to Maryland law, this provision may not be amended or repealed without the approval of holders of at least a majority of the outstanding shares of common stock. There can be no assurance, however, that the provision will not be amended or eliminated in the future or that the resolution is enforceable under Maryland law.

Advance Notice Of Director Nominations And New Business

        Our bylaws provide that:

  •
  with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of directors; or

  •
  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws; and

  •
  with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of directors; or

  •
  provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

Amendment To Our Charter Or Bylaws

        As permitted by the Maryland General Corporation Law, our charter provides that it may be amended by the affirmative vote of the holders of a majority of votes entitled to be cast on the matter. The board of directors has the exclusive power to adopt, alter, repeal or amend our bylaws.

        Our charter and bylaws provide that our stockholders may remove any director by a vote of not less than two-thirds of all the votes entitled to be cast on the matter. Our charter and bylaws further provide that our board of directors may fill board vacancies and that any director elected to fill a vacancy may hold office for the remainder of the full term of the class of directors in which the vacancy occurred.

Extraordinary Actions

        As permitted by the Maryland General Corporation Law, our charter provides that our dissolution must be advised by our board of directors approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. See "Description of Stock—Common Stock."

        Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for approval of such matters by the affirmative vote of a majority of all of the votes entitled to be cast thereon. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation's subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or to sell all or substantially all of its assets without a vote of the corporation's stockholders.

Stockholder Rights Plan

        We have adopted a stockholder rights plan which provides that one right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, is attached to each outstanding share of our common stock. The rights have specified anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair for all stockholders with our board of directors. The rights are intended to cause substantial dilution to an acquiring party that attempts to acquire us on terms not approved by our board of directors, but the rights will not interfere with any merger or other business combination that is approved by our board of directors.

        The rights are not presently exercisable. The rights, other than those held by the acquiring person, will separate from the common stock and become exercisable upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding shares of common stock, or (ii) ten business days (or such later date as our board of directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group acquiring beneficial ownership of 15% or more of our common stock.

        Each right entitles the holder to purchase one-hundredth of a share of Series A Junior Participating Preferred Stock for an exercise price that is currently $120 per share. Once the rights become exercisable, any rights held by the acquiring party, and specified related persons, will be void, and all other holders of rights will receive upon exercise of their rights that number of shares of common stock having a market value of two times the exercise price of the right. The rights, which expire on February 10, 2010, may be redeemed at any time prior to the time a party becomes an acquiring person, for $0.01 per right. Until a right is exercised, the holder of that right will have no rights as a stockholder of ours, including, without limitation, the right to vote or receive dividends.

Subtitle 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of the directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  a majority requirement for the calling by stockholders of a special meeting of stockholders.

        Through provisions in our charter and bylaws unrelated to Subtitle 8, we already:

  •
  vest in the board the exclusive power to fix the number of directorships and

  •
  require, unless called by our chairman of the board, our president, our chief executive officer or the board, the request of holders of a majority of outstanding shares to call a special meeting.

        We have also elected to be subject to the provisions of Subtitle 8 relating to:

  •
  a two-thirds vote for the removal of any director from the board and

  •
  the filling of vacancies on the board.

Anti-Takeover Effect Of Provisions Of Maryland Law, Our Charter And Bylaws And Our Rights Plan

        The possible future application of the business combination control share acquisition and Subtitle 8 provisions of the Maryland General Corporation Law, the amendments to and advance notice provisions of our bylaws and our stockholder rights plan may delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or for other reasons be desired by them.

FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of material federal income tax considerations regarding an investment in our securities is based on current law, is for general information only and is not tax advice. This summary does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or, except to the extent discussed under the headings "Taxation of Tax-Exempt Stockholders" and "Taxation of Foreign Stockholders," to certain types of investors (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the U.S.) that are subject to special treatment under the federal income tax laws. This summary assumes that investors will hold our securities as "capital assets" (generally, property held for investment) under the Internal Revenue Code.

        YOU SHOULD CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

General

        The REIT provisions of the Internal Revenue Code are highly technical and complex. The following sets forth the material aspects of the provisions of the Internal Revenue Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change and which changes may apply retroactively.

        We intend to operate in a manner that will enable us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Internal Revenue Code. Although we believe that we are organized as and operate in such a manner, we cannot assure you that we qualify or will continue to qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. If we fail to qualify as a REIT, we will be subject to federal income tax (including any applicable alternative minimum tax) on taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, we will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax would significantly reduce the cash flow available for distributions to stockholders. In addition, we would not be obligated to make distributions to stockholders.

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1996, and intend to continue to operate in a manner consistent with such election and all rules with which a REIT must comply. We have received from Mayer, Brown, Rowe & Maw LLP its opinion to the effect that, commencing with our taxable year ended December 31, 1996, we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations made by us as to factual matters

(including representations concerning, among other things, our business and properties, the amount of rents attributable to personal property and other items regarding our ability to meet the various requirements for qualification as a REIT). The opinion is expressed as of its date, and Mayer, Brown, Rowe & Maw LLP has undertaken no obligation to advise holders of securities of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, qualification and taxation as a REIT depends upon our having met and continuing to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Mayer, Brown, Rowe & Maw LLP. The Mayer, Brown, Rowe & Maw LLP opinion relies, in part, on an opinion issued by Skadden, Arps, Slate & Meagher & Flom LLP, which firm previously served as our tax counsel.

        In any year in which we qualify as a REIT we will not be subject to federal income tax on that portion of our REIT taxable income or capital gain which is distributed to our stockholders. We may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed. To the extent that we elect to retain and pay income tax on our net long-term capital gain, stockholders are required to include their proportionate share of the undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by us.

        Notwithstanding our qualification as a REIT, we may also be subject to taxation in other circumstances. If we should fail to satisfy either the 75% or the 95% gross income tests, as discussed below, and nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail to satisfy either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect our profitability. Furthermore, if we fail to satisfy the 5% asset test or the 10% vote and value test (and we do not qualify for a de minimis safe harbor) or we fail to satisfy the other asset tests, each of which are discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of $50,000 or an amount determined (pursuant to regulations prescribed by the Treasury) by multiplying the highest corporate tax rate by the net income generated by the assets that caused the failure for the period beginning on the first date of the failure to meet the tests and ending on the date (which must be within 6 months after the last day of the quarter in which the failure is identified) that we dispose of the assets or otherwise satisfy the tests. If we fail to satisfy one or more REIT requirements other than the 75% or the 95% gross income tests and other than the asset tests, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a penalty of $50,000 for each such failure. We will also be subject to a tax of 100% on net income from any "prohibited transaction", as described below, and if we have net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax on such income from foreclosure property at the highest corporate rate. We will also be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest that would be reapportioned under Section 482 of the Internal Revenue Code to "taxable REIT subsidiaries" in order to more clearly reflect income of the taxable REIT subsidiary. A taxable REIT subsidiary is any corporation (or an unincorporated entity that is treated as an association taxable as a corporation under the Internal Revenue Code) for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT. See "—Other Tax Considerations—Investments in Taxable REIT Subsidiaries". In addition, if we should fail to distribute during each calendar year at least the sum of:

  •
  85% of our REIT ordinary income for such year;

  •
  95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on as described below; and

  •
  any undistributed taxable income from prior years,

we would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

        A REIT is permitted to designate in a notice mailed to stockholders within 60 days of the end of the taxable year, or in a notice mailed with its annual report for the taxable year, the amount of undistributed net long-term capital gains it received during the taxable year, which its stockholders are to include in their taxable income as long-term capital gains. Thus, if we should make this designation, our stockholders would be required to include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by us, and we would have to pay the tax on such gains within 30 days of the close of our taxable year. Each of our stockholders would be deemed to have paid such stockholder's share of the tax paid by us on such gains, which tax would be credited or refunded to the stockholder. A stockholder would increase his tax basis in his shares by the difference between the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by us. Through December 31, 2005 we have never made such a designation. We may also be subject to the corporate "alternative minimum tax", as well as tax in various situations and on some types of transactions not presently contemplated. We will use the calendar year both for federal income tax purposes and for financial reporting purposes.

        In order to qualify as a REIT, we must meet, among others, the following requirements:

Share Ownership Test

        Our shares must be held by a minimum of 100 persons for at least 335 days in each taxable year or a proportionate number of days in any short taxable year. In addition, at all times during the second half of each taxable year, no more than 50% in value of our shares may be owned, directly or indirectly, including via application of constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. Any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. If we comply with the Treasury Regulations for ascertaining our actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of our outstanding shares were held, actually or constructively, by five or fewer individuals, then we will be treated as meeting this share ownership requirement.

        To ensure compliance with the 50% share ownership test, we have placed restrictions on the transfer of our shares to prevent concentration of ownership. Moreover, to evidence compliance with these requirements, under the Treasury Regulations we must maintain records which disclose the actual ownership of our outstanding shares and such regulations impose penalties against us for failing to do so. In fulfilling our obligation to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our shares disclosing the actual owners of such shares as prescribed by Treasury Regulations. A list of those persons failing or refusing to comply with such demand must be maintained as a part of our records. A stockholder failing or refusing to comply with our written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of our shares and other information. In addition, our charter provides restrictions regarding the transfer of shares that are intended to assist us in continuing to satisfy the share ownership requirements. We intend to enforce the percentage limitations on ownership of shares of our stock to assure that our qualification as a REIT will not be compromised.

Asset Tests

        At the close of each quarter of our taxable year, we must satisfy tests relating to the nature of our assets determined in accordance with generally accepted accounting principles. Where we invest in the equity of a partnership or limited liability company treated for federal income tax purposes as a partnership or disregarded entity, we will be deemed to own a proportionate share of the partnership's or limited liability company's assets. First, at least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, and government securities, and qualified temporary investments. Second, although the remaining 25% of our assets generally may be invested without restriction, we are prohibited from owning securities representing more than 10% of either the vote or the value of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary. Further, no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries and no more than 5% of the value of our total assets may be represented by securities of any non-government issuer other than a taxable REIT subsidiary.

        In general, a REIT is treated as owning its share of the underlying assets of a partnership or limited liability company taxed as a partnership for purposes of the REIT asset tests and gross income tests (described below). For purposes of the REIT asset tests:

  •
  our interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test;

  •
  any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and

  •
  any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of our interest as a partner in the partnership.

        We currently hold and expect to hold in the future securities of various issuers. While we do not anticipate that our securities holdings would result in a violation of the REIT assets tests, fluctuations in value and other circumstances existing from time to time may increase our risk under the asset tests.

        As discussed above, we generally may not own more than 10% by vote or value of any one issuer's securities and no more than 5% of the value of our total assets generally may be represented by the securities of any issuer. If we fail to meet either of these tests at the end of any quarter and such failure is not cured within 30 days thereafter, we would fail to qualify as a REIT. After the 30 day cure period, we could dispose of sufficient assets to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000 if the disposition occurs within 6 months after the last day of the calendar quarter in which we identify the violation. For violations of these tests that are larger than this amount and for violations of the other asset tests described above, where such violations are due to reasonable cause and not willful neglect, we can avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset tests (within 6 months after the last day of the calendar quarter in which we identify the violation) and paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets for the period beginning on the first date of the failure to meet the tests and ending on the date that we dispose of the assets or otherwise satisfies the asset tests.

Gross Income Tests

        There are currently two separate percentage tests relating to the sources of our gross income which must be satisfied for each taxable year. For purposes of these tests, where we invest in the equity of a partnership or limited liability company treated for federal income tax purposes as a partnership or disregarded entity, we will be treated as receiving our share of the income and loss of the partnership or limited liability company, and the gross income of the partnership or limited liability company will retain the same character in our hands as it has in the hands of the partnership or limited liability company. The two tests are as follows:

          A.    The 75% Gross Income Test.    At least 75% of our gross income (excluding gross income from "prohibited transactions") for the taxable year must be "qualifying income." Qualifying income generally includes:

            (1)   rents from real property, except as modified below;

            (2)   interest on obligations secured by mortgages on, or interests in, real property;

            (3)   gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business ("dealer property");

            (4)   dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares;

            (5)   abatements and refunds of real property taxes;

            (6)   income from the operation, and gain from the sale, of "foreclosure property," which means property acquired at or in lieu of a foreclosure of the mortgage secured by such property;

            (7)   commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and

            (8)   certain qualified temporary investment income attributable to the investment of new capital received by us in exchange for our shares or certain publicly offered debt which income is received or accrued during the one-year period following the receipt of such capital.

    Rents received from a tenant will qualify as rents from real property in satisfying the 75% test or the 95% gross income test described below only if several conditions are met. First, rents received by us will not qualify as rents from real property if we, or an owner of 10% or more of our shares, directly or constructively owns 10% or more of the total number of shares of all classes of stock of a tenant (or, in the case of any tenant which is not a corporation, 10% or more in the assets or net profits of such tenant) or 10% or more of the total value of shares of all classes of stock of a tenant, unless the tenant is a taxable REIT subsidiary of ours and certain other requirements are met with respect to the real property being rented.

    Second, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of property constitutes real property or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and, as such, is subject to differing interpretations. Our accountants and counsel have advised us with respect to applicable considerations underlying such determination. After consulting with our accountants and counsel and considering such advice, we have reviewed our properties and have determined that rents attributable to personal property do not exceed 15% of the total rent with respect to any particular lease. Due to the specialized nature of our properties, however, there can be no assurance that the Internal Revenue Service will not assert that the rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the Internal Revenue Service were successful, and the amount of such non-qualifying income, together with other non-qualifying income, exceeds 5% of our taxable income, we may fail to qualify as a REIT.

    An amount received or accrued will not qualify as rents from real property or as interest income for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, we generally must not furnish or render services to tenants, other than through a taxable REIT subsidiary, or an "independent contractor" from whom we derive no income, except that we may directly provide services that are "usually or customarily rendered" in connection with the rental of properties for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience." A REIT is permitted to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts otherwise received with respect to that property as rents from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service or management operation for this purpose will be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation function. Furthermore, we may furnish such impermissible services to tenants through a taxable REIT subsidiary and still treat amounts otherwise received with respect to the property as rent from real property.

          B.    The 95% Gross Income Test.    In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or other disposition of stock or other securities that are not dealer property. Dividends, other than on REIT shares, and interest on any obligations not secured by an interest in real property are included for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any income from a hedging transaction that is clearly and timely identified and hedges indebtedness incurred or to be incurred to acquire or carry real estate assets will not constitute gross income, rather than being treated as qualifying income or non-qualifying income, for purposes of the 95% gross income test. Income from a hedging transaction that does not meet these requirements will be treated as non-qualifying income for purposes of the 95% gross income test.

        For purposes of determining whether we comply with the 75% and 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, excluding foreclosure property, unless we hold such property for at least four years and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. See "—Taxation of Alexandria—General."

        Even if we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain relief provisions of the Internal Revenue Code. These relief provisions will generally be available if:

  •
  following our identification of the failure, we file a schedule with a description of each item of gross income that caused the failure in accordance with regulations prescribed by the Treasury; and

  •
  our failure to comply was due to reasonable cause and not due to willful neglect.

        If these relief provisions apply, however, we will nonetheless be subject to a special tax upon the greater of the amount by which we fail either the 75% or 95% gross income test for that year.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of 90% of our REIT taxable income, computed without regard to the dividends paid deduction and REIT net capital gain, plus 90% of our net income after tax, if any, from foreclosure property, minus the sum of certain items of excess non-cash income. Such distributions must be made in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. In any year, we may elect to retain, rather than distribute, our net capital gain and pay tax on such gain. If we make this election, our stockholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by us, and we would have to pay the tax on such gains within 30 days of the close of our taxable year. Each of our stockholders would be deemed to have paid such stockholder's share of the tax paid by us on such gains, which tax would be credited or refunded to the stockholder. Each stockholder would increase his tax basis in our shares by the difference between the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by us.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. To avoid any problem with the 90% distribution requirement, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, intend to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

        If we fail to meet the 90% distribution requirement as a result of an adjustment to our tax return by the Internal Revenue Service, or if we determine that we have failed to meet the 90% distribution requirement in a prior taxable year, we may retroactively cure the failure by paying a "deficiency dividend," plus applicable penalties and interest, within a specified period.

Absence of Earnings and Profits from Non-REIT Years

        In order to qualify as a REIT, we must not have accumulated earnings and profits attributable to any non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute any such accumulated earnings and profits. Unless the "deficiency dividend" procedures described above apply and we comply with those procedures, failure to distribute such accumulated earnings and profits would result in our disqualification as a REIT. We believe that we had no accumulated earnings and profits as of December 31, 1995. The determination of accumulated earnings and profits, however, depends upon a number of factual matters related to our activities and operations during our entire corporate existence and is subject to review and challenge by the Internal Revenue Service. There can be no assurance that the Internal Revenue Service will not examine our tax returns for prior years and propose adjustments to increase our taxable income, and as a consequence, earnings and profits. In this regard, the Internal Revenue Service can consider all of our taxable years as open for review for purposes of determining the amount of such earnings and profits.

Tax Aspects of Our Investments in Partnerships

        A few of our investments are held through partnerships. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in our computation of our REIT taxable income, and we will include our proportionate share of the assets held by each partnership for purposes of the REIT asset tests.

        Our interest in a partnership involves special tax considerations, including the possibility of a challenge by the Internal Revenue Service of the status of a partnership as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If a partnership were to be treated as such an association, the partnership would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change, which may preclude us from satisfying the REIT asset tests and may preclude us from satisfying the REIT gross income tests. See "—Failure to Qualify" below, for a discussion of the effect of our failure to meet such tests. In addition, any change in the status of any partnership indirectly owned by us might be treated as a taxable event, in which case we may incur a tax liability without any related cash distributions.

Failure to Qualify

        If we fail to qualify for taxation as a REIT in any taxable year and relief provisions do not apply, we will be subject to tax, including applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor generally will they be required to be made under the Internal Revenue Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to our stockholders will be taxable as ordinary income and, subject to the limitations set forth in the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

        In the event that we fail to satisfy one or more requirements for qualification as a REIT, other than the 75% and the 95% gross income tests and other than the asset tests, each of which is subject to the cure provisions described above, we will retain our REIT qualification if (i) the violation is due to reasonable cause and not willful neglect and (ii) we pay a penalty of $50,000 for each failure to satisfy the provision.

Taxation of Our Stockholders

Taxation of Taxable Domestic Stockholders

        As long as we qualify as a REIT, distributions made to our taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary dividends and will not be eligible for the dividends-received deduction for corporations. Ordinary dividends will be taxable to our domestic stockholders as ordinary income, except that prior to January 1, 2009, such dividends will be taxed at the rate applicable to long-term capital gains to the extent that such dividends are attributable to dividends received by us from non-REIT corporations (such as taxable REIT subsidiaries) or are attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). We do not expect a significant portion of our ordinary dividends to be eligible for taxation at long-term capital gain rates. Distributions that are designated as capital gain dividends and retained net capital gain will be taxed as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder has held its shares. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation. To the extent that we make distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a return of capital to the stockholder, reducing the tax basis of a stockholder's shares by the amount of such distribution, but not below zero, with distributions in excess of the stockholder's tax basis being taxable as capital gains, if the shares are held as a capital asset. In addition, any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any such month may be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Federal income tax rules may also require that minimum tax adjustments and preferences be apportioned to our stockholders.

        In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss, to the extent of distributions from us required to be treated by such stockholder as long-term capital gains.

        Gain from the sale or exchange of shares held for more than one year is taxed at a maximum capital gain rate of 15% for individuals for sales or exchanges occurring prior to January 1, 2009 (and 20% for sales and exchanges occurring thereafter). Pursuant to Internal Revenue Service guidance, we may classify portions of our capital gain dividends as gains eligible for the 15% (or 20%) maximum capital gains rate or as unrecaptured Internal Revenue Code Section 1250 gain taxable at a maximum rate of 25%.

        If we elect to retain capital gains rather than distribute them, a U.S. stockholder will be deemed to receive a capital gain dividend equal to the amount of such retained capital gains. Such gains are subject to apportionment among the two rate groups set forth above. In such a case, a stockholder will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the stockholder.

        Our stockholders should consult their tax advisors with respect to taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains and other income.

Back-up Withholding

        We will report to our domestic stockholders and to the Internal Revenue Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to the paid distributions. Under the back-up withholding rules, a stockholder may be subject to back-up withholding at applicable rates on distributions paid unless the stockholder is a corporation or is otherwise specifically exempt from back-up withholding and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from back-up withholding, and complies with applicable requirements of the back-up withholding rules. A stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as back-up withholding will be credited against the stockholder's income tax liability. In addition, we may be required to withhold a portion of any capital gain distributions made to any stockholders who fail to certify their non-foreign status to us. Currently, the back-up withholding rate is 28%. The rate is scheduled to increase to 31% for taxable years 2011 and thereafter.

Taxation of Tax-Exempt Stockholders

        The Internal Revenue Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income. Subject to the discussion below regarding a "pension-held REIT," based upon the ruling, the analysis in the ruling and the statutory framework of the Internal Revenue Code, distributions by us to a stockholder that is a tax-exempt entity should also not constitute unrelated business taxable income, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" (within the meaning of the Internal Revenue Code), and that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and consistent with our present intent, that we do not hold a residual interest in a real estate mortgage investment conduit.

        However, if any pension or other retirement trust that qualifies under Section 401(a) of the Internal Revenue Code holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute unrelated business taxable income. For these purposes, a "pension-held REIT" is defined as a REIT that would not have qualified as a REIT but for the provisions of the Internal Revenue Code which look through such a qualified pension trust in determining ownership of stock of the REIT and at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts, each owning more than a 10% interest by value in the REIT, hold in the aggregate more than 50% by value of the interests in such REIT. We do not believe that we are, and we do not expect to become, a pension-held REIT.

Taxation of Foreign Stockholders

        We will qualify as a "domestically controlled qualified investment entity" so long as we qualify as a REIT and less than 50% in value of our shares are held by foreign persons, for example, nonresident aliens and foreign corporations, partnerships, trusts and estates. It is currently anticipated that we will qualify as a domestically controlled qualified investment entity. Under these circumstances, gain from the sale of the shares by a foreign person in a taxable year should not be subject to U.S. taxation, unless such gain is effectively connected with such person's U.S. business or, in the case of an individual foreign person, such person is present within the U.S. for more than 182 days in such taxable year.

        Distributions of cash generated by our real estate operations, but not by our sale or exchange of our properties, that are paid to foreign persons generally will be subject to U.S. withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and the foreign stockholder files the required form with us evidencing such lower rate or unless the foreign stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is "effectively connected" income. Under applicable Treasury Regulations, foreign stockholders generally must provide the Internal Revenue Service Form W-8ECI beginning January 1, 2000 and every three years thereafter unless the information on the form changes before that date.

        Distributions of proceeds attributable to the sale or exchange by us of U.S. real property interests are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980, and may be subject to branch profits tax in the hands of a stockholder which is a foreign corporation if it is not entitled to treaty relief or exemption. However, these distributions will not be subject to tax under the Foreign Investment in Real Property Tax Act or the branch profits tax, and will instead be taxed in the same manner as distributions of cash generated by our real estate operations other than the sale or exchange of properties (as described above) if:

  •
  the distribution is made with regard to a class of shares that is regularly traded on an established securities market in the United States; and

  •
  the recipient shareholder does not own more than 5% of that class of shares at any time during the year within which the distribution is received.

        We are required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person owning more than 5% of the relevant class of shares that could be designated by us as a capital gain dividend. Any amount so withheld is creditable against the foreign stockholder's Foreign Investment in Real Property Tax Act tax liability.

        The federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, any foreign investors should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investment in us.

Tax Rates

        Long-term capital gains and "qualified dividends" received by an individual are generally subject to federal income tax at a maximum rate of 15%. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our dividends generally are not eligible for the 15% maximum tax rate on qualified dividends. As a result, our ordinary REIT dividends are taxed at the higher tax rates applicable to ordinary income. However, the 15% maximum tax rate for long-term capital gains and qualified dividends generally applies to:

  •
  your long-term capital gains, if any, recognized on the disposition of our shares;

  •
  our distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to a 25% tax rate);

  •
  our dividends attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries; and

  •
  our dividends to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

        Without future congressional action, the maximum tax rate on long-term capital gains will increase to 20% in 2009, and the maximum rate on dividends will move to 35% in 2009 and 39.6% in 2011.

Other Tax Considerations

Investments in Taxable REIT Subsidiaries

        Certain of our subsidiaries have elected to be treated as taxable REIT subsidiaries of us. As taxable REIT subsidiaries of us, these entities will pay federal and state income taxes at the full applicable corporate rates on their income prior to the payment of any dividends. Our taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent a taxable REIT subsidiary of us is required to pay federal, state or local taxes, the cash available for distribution by such taxable REIT subsidiary to its shareholders will be reduced accordingly.

        Taxable REIT subsidiaries are subject to full corporate level taxation on their earnings, but are permitted to engage in certain types of activities which cannot be performed directly by REITs without jeopardizing their REIT status. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT which could materially increase the taxable income of the taxable REIT subsidiary and are subject to prohibited transaction taxes on certain other payments made to the associated REIT. We will be subject to a tax of 100% on the amount of any rents from real property, deduction or excess interest paid by any of our taxable REIT subsidiaries to us that would be reduced through reapportionment under Internal Revenue Code section 482 in order to more clearly reflect income of the taxable REIT subsidiary.

        Under the taxable REIT subsidiary provisions, we and any taxable entity treated as a corporation for tax purposes in which we own an interest are allowed to jointly elect to treat such entity as a "taxable REIT subsidiary." In addition, if a taxable REIT subsidiary of us owns, directly or indirectly, securities representing 35% or more of the vote or value of an entity treated as a corporation for tax purposes, that subsidiary will also be treated as a taxable REIT subsidiary of us. As stated above, taxable REIT subsidiary elections have been made for certain entities in which we own an interest. Additional taxable REIT subsidiary elections may be made in the future depending upon the circumstances for additional entities in which we own an interest.

Possible Legislative or Other Actions Affecting Tax Consequences

        Prospective stockholders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process, the Internal Revenue Service and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

State and Local Taxes

        We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effects of state and local tax laws on an investment in the offered securities.

LEGAL MATTERS

        Certain legal matters with respect to federal income tax will be passed upon for us by Mayer, Brown, Rowe & Maw LLP, Los Angeles, California. The validity of the securities will be passed upon for us by Venable LLP, Baltimore, Maryland. If legal matters in connection with any offering of any of the securities described in this prospectus and the applicable prospectus supplement or other offering material are passed on by counsel for any underwriters of such offering, that counsel will be named in the applicable prospectus supplement or other offering material.

EXPERTS

        The consolidated financial statements of Alexandria Real Estate Equities, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2005 (including schedules appearing therein), and Alexandria Real Estate Equities, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify some of the forward-looking statements by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates," or the negative of these words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, those described in our most recently filed Annual Report on Form 10-K and our most recently filed Quarterly Report on Form 10-Q, both as incorporated herein by reference. See "Where You Can Find More Information." We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

8,800,000 Shares

Alexandria Real Estate Equities, Inc.

7.00% Series D Cumulative Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

JP Morgan
Citi
Merrill Lynch & Co.

March 19, 2008

QuickLinks

CALCULATION OF REGISTRATION FEE
Joint Book-Running Managers

FORWARD-LOOKING STATEMENTS
SUMMARY
Alexandria Real Estate Equities, Inc.
THE OFFERING
RISK FACTORS
Risks Related to this Offering
ALEXANDRIA REAL ESTATE EQUITIES, INC.
PROPERTIES
USE OF PROCEEDS
CAPITALIZATION
SELECTED FINANCIAL DATA
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF SERIES D PREFERRED STOCK
Number of Additional Shares of Common Stock Issuable per $25.00 Liquidation Preference
UNDERWRITING
FEDERAL INCOME TAX CONSIDERATIONS
LEGAL MATTERS
EXPERTS

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
ALEXANDRIA REAL ESTATE EQUITIES, INC.
SECURITIES THAT WE MAY OFFER
USE OF PROCEEDS
DESCRIPTION OF STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF GLOBAL SECURITIES
PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
FEDERAL INCOME TAX CONSIDERATIONS
LEGAL MATTERS
EXPERTS
FORWARD-LOOKING STATEMENTS